UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.      )

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EnPro Industries, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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5605 Carnegie Boulevard, Suite 500
Charlotte, North Carolina 28209
March 29, 2005
To our Shareholders:
      On behalf of the Board of Directors and management of EnPro Industries, Inc., I cordially invite you to our annual meeting of shareholders. The meeting will be held at the Hyatt Charlotte at SouthPark, 5501 Carnegie Boulevard, Charlotte, North Carolina on Tuesday, May 10, 2005, at 11:00 a.m.
      The matters to be acted upon by the shareholders at this meeting are set forth in the enclosed Notice to Shareholders, and the enclosed proxy statement contains information regarding these matters. We intend to post the voting results from the meeting on our website, www.enproindustries.com, by May 16, 2005.
      It is important that your shares be represented at this meeting. Even if you plan to attend, we encourage you to promptly sign, date and return your proxy in the enclosed postage-paid envelope.
      We hope that you can join us at this important meeting.

Sincerely,

Ernest F. Schaub
President and Chief Executive Officer

5605 Carnegie Boulevard, Suite 500
Charlotte, North Carolina 28209
NOTICE TO SHAREHOLDERS:
      THE ANNUAL MEETING OF SHAREHOLDERS of EnPro Industries, Inc., a North Carolina corporation (the “Company”), will be held at the Hyatt Charlotte at SouthPark, 5501 Carnegie Blvd., Charlotte, North Carolina 28209 on May 10, 2005, at 11:00 a.m. to:

1.	Elect seven directors to hold office until the next Annual Meeting of Shareholders or until their respective successors are elected and qualified;

2.	Ratify the selection of PricewaterhouseCoopers LLP as our independent auditors for 2005;

3.	Consider and act upon a proposal to amend and restate the Company’s Amended and Restated 2002 Equity Compensation Plan; and

4.	Transact such other business as may properly come before the meeting or any adjournment thereof.
      Information with respect to these matters is contained in the proxy statement attached to this Notice.
      The Board of Directors of the Company has fixed March 15, 2005, as the record date for determining shareholders entitled to notice of and to vote at the meeting. Only those who were shareholders of record at the close of business on that date are entitled to notice of and to vote at the meeting or any adjournment thereof. A list of those shareholders may be examined at our principal executive offices at 5605 Carnegie Boulevard, Suite 500, Charlotte, North Carolina 28209, from March 29 through the end of the meeting. The list will also be available for inspection at the meeting.
      The Board of Directors hereby solicits a proxy for use at the meeting, in the form accompanying this Notice, from each holder of the Company’s common stock. Shareholders may withdraw their proxies at the meeting if they desire to vote their shares in person, and they may revoke their proxies for any reason at any time prior to the voting of the proxies at the meeting.
      It is important that every shareholder be represented at the meeting regardless of the number of shares owned. To help us minimize the expense associated with collecting proxies, we ask that you please execute and return your proxy promptly. No postage is required if the proxy is mailed in the United States.

By Order of the Board of Directors,

Richard L. Magee
Secretary
Dated March 29, 2005

2005 ANNUAL MEETING OF SHAREHOLDERS
OF
ENPRO INDUSTRIES, INC.

PROXY STATEMENT

GENERAL INFORMATION
      This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of EnPro Industries, Inc., a North Carolina corporation (the “Company” or “we” or “us”), from the holders of our common stock, par value $0.01 per share (the “Common Stock”), for use at the 2005 Annual Meeting of Shareholders of the Company to be held at the Hyatt Charlotte at SouthPark, 5501 Carnegie Boulevard, Charlotte, North Carolina 28209, at 11:00 a.m., local time, on May 10, 2005, or any adjournments or postponements of that meeting.
      There were 20,926,667 shares of Common Stock outstanding on March 15, 2005, of which 20,687,160 shares are entitled to one vote each. The remaining 239,507 shares of Common Stock are held by our wholly-owned subsidiary Coltec Industries Inc and therefore are not entitled to vote. There are no cumulative voting rights. All of the shares represented by proxies timely submitted by shareholders (other than Coltec), and not revoked by them, will be voted on all matters presented for a vote.
      Shareholders have a choice of voting at the meeting, over the Internet, by calling a toll-free telephone number, or by completing a proxy card and mailing it in the enclosed postage-paid envelope. Please refer to your proxy card or the information forwarded by your bank, broker or other holder of record to see which options are available to you. Please be aware that if you vote over the Internet, you may incur costs such as telephone and Internet access charges for which you will be responsible. The Internet and telephone voting facilities for shareholders of record will close at 12:00 noon E.D.T. on May 9, 2005.
      Proxies will also be considered to be voting instructions to the applicable plan trustee with respect to shares held in accounts under the EnPro Industries, Inc. Retirement Savings Plan for Salaried Employees and the EnPro Industries, Inc. Retirement Savings Plan for Hourly Employees. If a participant in any of these plans is a shareholder of record, and the plan account information is the same as the information we have on record with our transfer agent, the participant will receive a single proxy, representing all shares held, both within the plan and outside it. If the account information is different from the information on record with the transfer agent, then the participant will receive separate proxies, one for the shares held in the plan and one for shares held outside the plan.
      You can revoke your proxy at any time before it is exercised by providing written notice to the Company’s Secretary, by timely delivering a properly executed, later-dated proxy (including an Internet or telephone vote), or by voting by ballot at the meeting. If your shares are held in the name of a bank, broker or other holder of record, in order to be able to vote at the meeting you must obtain a proxy, executed in your favor, from the holder of record.
      We will pay the expense of soliciting these proxies. In addition to using the mail, the officers, directors and employees of the Company may solicit proxies personally, by telephone, by facsimile, or via the Internet. We have retained The Proxy Advisory Group of Strategic Stock Surveillance, LLC, 331 Madison Avenue, New York, New York 10017 to assist us in soliciting proxies from shareholders, including brokers, custodians, nominees and fiduciaries, and will pay that firm fees estimated at $7,500 for its services, plus its expenses and disbursements. We will reimburse brokers and others holding shares in their names, or in the names of nominees, for their expenses in sending proxy material to the beneficial owners of such shares and obtaining their proxies.

      We are mailing our 2004 Annual Report, including financial statements, with this proxy statement to each shareholder of record. We will furnish an additional copy to any shareholder upon request. We will begin mailing this proxy statement and the accompanying proxy to shareholders on or about March 29, 2005.
      This proxy statement and our 2004 Annual Report are available on our Internet site at www.enproindustries.com. If you are a shareholder of record, you can choose to view these documents over the Internet in the future by checking the appropriate box on your proxy card or by following the instructions provided if you vote over the Internet or by telephone. If your shares are held through a bank, broker or other holder of record, check the information provided by that entity for instructions on how to elect to view future proxy statements and annual reports over the Internet. If you are a shareholder of record and choose to view future proxy statements and annual reports over the Internet, you will receive a proxy card in the mail next year with instructions containing the Internet address to access those documents.
      Our principal executive offices are located at 5605 Carnegie Boulevard, Suite 500, Charlotte, North Carolina 28209, and the telephone number is (704) 731-1500.
VOTE REQUIRED FOR APPROVAL
      The presence, in person or by proxy, of the holders of a majority of the shares entitled to vote at the meeting on a particular matter is necessary to constitute a quorum for that matter. Abstentions and broker non-votes are counted as present and entitled to vote for purposes of constituting a quorum. A broker non-vote occurs when a broker or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power for that particular item and has not received voting instructions from the beneficial owner.
      The seven nominees for director receiving a plurality of the votes cast at the meeting in person or by proxy will be elected. Abstentions and broker non-votes will not count as votes cast and therefore will have no effect on this proposal. The ratification of independent auditors will be approved if the votes cast for approval exceed the votes cast opposing it. Abstentions and broker non-votes will have no effect on ratification. The amendment and restatement of our Amended and Restated 2002 Equity Compensation Plan will be approved if the votes cast for approval exceed the votes cast opposing it, so long as the votes cast represent more than 50% of the shares of Common Stock entitled to vote. Because abstentions and broker non-votes will not count as votes cast, they may have a negative effect on this proposal.
PROPOSAL 1 — ELECTION OF DIRECTORS
      One of the purposes of the meeting is the election of seven directors to hold office until the Annual Meeting of Shareholders in 2006 or until their respective successors are elected and qualified. The Board of Directors has nominated the seven persons named on the following pages, all of whom are now directors and whose terms would otherwise expire at the conclusion of the meeting. Properly executed proxies that do not contain voting instructions will be voted for the election of each of these nominees.
      All nominees have indicated that they are willing to serve as directors if elected. If any nominee should become unable or unwilling to serve, the proxies will be voted for the election of such person as the Board of Directors may designate to replace such nominee.
      The Board recommends that you vote FOR the election of each of these nominees for director.
NOMINEES FOR ELECTION
WILLIAM R. HOLLAND, 66
      Mr. Holland has served as a director of the Company since May 21, 2002, and as Non-Executive Chairman since May 31, 2002. He was Chairman from 1987 through 2001, and Chief Executive Officer from 1986 to 2000, of United Dominion Industries Limited, a diversified manufacturing company. Mr. Holland is also a director of Goodrich Corporation and Lance, Inc., both publicly traded companies, and Crowder Construction Company, a privately-owned corporation. In addition, Mr. Holland serves as a corporate member of the Jupiter Florida Medical Center and on the Advisory Board of the Walker School of Business of Appalachian State University.
ERNEST F. SCHAUB, 61
      Mr. Schaub has served as a director of the Company since January 11, 2002, and as Chief Executive Officer since May 31, 2002. From 1999 until joining the Company, he was Executive Vice President of Goodrich Corporation and President and Chief Operating Officer of Goodrich Corporation’s Engineered Industrial Products Segment. Mr. Schaub was Group President, Landing Systems of Goodrich Corporation from 1990 to 1999. He is also a director of Manufacturers Alliance/ MAPI, Junior Achievement of Central Carolinas, and Discovery Place Museum.
J. P. BOLDUC, 65
      Mr. Bolduc has served as a director of the Company since May 21, 2002. He has been Chairman of the Board and Chief Executive Officer of JPB Enterprises, Inc., a merchant banking, venture capital and real estate investment holding company, since 1995. Mr. Bolduc served as acting Chief Executive Officer of J. A. Jones, Inc. from April 2003 to September 2004. He was President and Chief Executive Officer of W.R. Grace & Co. from 1990 to 1995. Mr. Bolduc is a trustee of the William E. Simon Graduate School of Business at the University of Rochester and a member of the Advisory Council for Graduate Studies and Research at the University of Notre Dame. He is also a director of Unisys Corporation, Management Consulting Group PLC, and J. A. Jones, Inc.
PETER C. BROWNING, 63
      Mr. Browning has served as a director of the Company since May 21, 2002. He has been the Dean of the McColl School of Business at Queens University in Charlotte, North Carolina since March 1, 2002, and, since September 2000, he has been Non-Executive Chairman of Nucor Corporation, a steel manufacturer. From 1998 to 2000, Mr. Browning was President and Chief Executive Officer, and from 1995 to 1998, President and Chief Operating Officer, of Sonoco Products Company, a manufacturer of industrial and consumer packaging. In addition to the Company and Nucor, he is a director of Wachovia Corporation, Acuity Brands, Inc., Lowe’s Companies, Inc., and The Phoenix Companies.
JOE T. FORD, 67
      Mr. Ford has served as a director of the Company since May 21, 2002. He has been Chairman of ALLTEL Corporation, a provider of telecommunications, since 1991, and he was Chief Executive Officer of ALLTEL Corporation from 1991 until 2002. In addition to the Company and ALLTEL, Mr. Ford is a director of Textron, Inc. and Stephens Group, Inc.
JAMES H. HANCE, JR., 60
      Mr. Hance has served as a director of the Company since May 21, 2002. He was Vice Chairman of Bank of America Corporation, a financial services holding company, from 1994 to January 2005, and served as its Chief Financial Officer from 1988 to 2004. Mr. Hance is also a director of Cousins Properties Incorporated, Rayonier Inc. and Sprint Corporation.
GORDON D. HARNETT, 62
      Mr. Harnett has served as a director of the Company since May 21, 2002. He is President, Chairman of the Board and Chief Executive Officer of Brush Engineered Materials Inc., a provider of metal-related products and engineered material systems, and he has held these positions or similar positions at Brush Wellman, Inc. (a subsidiary of Brush Engineered Materials) since January 1991. In addition to Brush Engineered Materials and the Company, Mr. Harnett is a director of The Lubrizol Corporation and PolyOne Corporation.

HOLDINGS OF COMPANY EQUITY SECURITIES BY
DIRECTORS AND EXECUTIVE OFFICERS
      The following table contains information with respect to the number of shares of Common Stock beneficially owned by our directors and executive officers as of March 15, 2005. Except as otherwise noted in the footnotes below, each of these persons had sole voting and investment power with respect to the Common Stock beneficially owned by him.

	Amount and Nature	Directors’	Directors’
	of Beneficial	Phantom	Stock	Percent of
Name of Beneficial Owner	Ownership(1)	Shares(2)	Units(3)	Class(4)

William R. Holland	41,250	12,285	—	*
Ernest F. Schaub	426,023	—	—	0.2%
J. P. Bolduc	1,000	12,285	680	*
Peter C. Browning	4,340	12,285	—	*
Joe T. Ford	10,000	12,285	2,366	*
James H. Hance, Jr.	20,000	12,285	—	*
Gordon D. Harnett	2,060	12,285	2,366	*
William Dries	111,918	—	—	*
Richard C. Driscoll	102,934	—	—	*
Richard L. Magee	93,914	—	—	*
Robert D. Rehley	21,513	—	—	*
12 directors and executive officers as a group	840,023	73,710	5,412	0.4%

*	Less than 1%

(1)	Includes the following shares that may be acquired within 60 days after March 15, 2005 through the exercise of stock options: Mr. Schaub, 353,900 shares; Mr. Dries, 90,350 shares; Mr. Driscoll, 78,025 shares; Mr. Magee, 78,900 shares; Mr. Rehley, 15,850 shares; and all directors and executive officers as a group, 622,000 shares. Also includes shares held in the EnPro Industries, Inc. Retirement Savings Plan for Salaried Employees allocated as follows: Mr. Dries, 68 shares; Mr. Magee, 14 shares; and Mr. Rehley, 3 shares. All other ownership is direct, except that Messrs. Schaub and Dries indirectly own 6,000 shares and 500 shares, respectively, which are owned by family members.

(2)	Includes the phantom shares awarded under the Outside Directors’ Phantom Share Plan for which the directors will receive cash, and the phantom shares awarded under the Amended and Restated 2002 Equity Compensation Plan for which the directors will receive shares of Common Stock. See “Governance of the Company — Compensation of Directors.” The latter awards are subject to shareholder approval of the amendment and restatement. Because the phantom shares are not actual shares of our Common Stock, the directors have neither voting nor investment authority with respect to these phantom shares.

(3)	Indicates the number of stock units credited to those directors who elect to defer all or a part of the cash portion of their annual retainer and meeting fees pursuant to the Deferred Compensation Plan for Non-Employee Directors. See “Governance of the Company — Compensation of Directors.” Because the stock units are not actual shares of our Common Stock, the directors have neither voting nor investment authority with respect to these stock units.

(4)	Does not include the directors’ phantom shares or stock units described in Notes 2 and 3. Applicable percentage ownership is based on 20,926,667 shares of Common Stock outstanding at March 15, 2005.

BENEFICIAL OWNERSHIP OF SECURITIES
      The following table contains information known to us with respect to persons who beneficially own more than 5% of our Common Stock as of March 15, 2004.

Name and Address of Beneficial Owner	Amount	Percent of Class(1)

Barclays Global Investors, N.A.(2)	1,822,539	8.7%
45 Fremont Street, San Francisco, CA 94105
Steel Partners II, L.P.(3)	1,564,300	7.5%
590 Madison Avenue, 32nd Floor, New York, NY 10022
Kestrel Investment Management Corporation(4)	1,557,760	7.4%
411 Borel Avenue, Suite 403, San Mateo, CA 94402
Lord, Abbett & Co. LLC(5)	1,512,128	7.2%
90 Hudson Street, Jersey City, NJ 07302

(1)	Applicable percentage ownership is based on 20,926,667 shares of Common Stock outstanding at March 15, 2005.

(2)	This information is based on a Schedule 13G dated February 14, 2005 filed by Barclays Global Investors, N.A. with the Securities and Exchange Commission reporting beneficial ownership as of December 31, 2004. The reporting persons have sole voting power with respect to 1,695,912 shares, and sole dispositive power with respect to 1,822,539 shares.

(3)	This information is based on a Schedule 13D dated August 4, 2004 filed jointly by Steel Partners II, L.P., Steel Partners, L.L.C. and Warren G. Lichenstein with the Securities and Exchange Commission reporting beneficial ownership as of the filing date. The reporting persons have sole voting power and sole dispositive power with respect to 1,564,300 shares.

(4)	This information is based on a Schedule 13G amendment dated February 14, 2005 filed by Kestrel Investment Management Corporation with the Securities and Exchange Commission reporting beneficial ownership as of December 31, 2004. The reporting persons have sole voting power with respect to 1,499,880 shares, and sole dispositive power with respect to 1,557,760 shares.

(5)	This information is based on a Schedule 13G dated February 2, 2005 filed by Lord, Abbett & Co LLC with the Securities and Exchange Commission reporting beneficial ownership as of December 31, 2004. The reporting persons have sole voting power with respect to 1,512,128 shares, and sole dispositive power with respect to 1,512,128 shares.
EQUITY COMPENSATION PLAN
      The table below contains information as of March 15, 2005 about our Amended and Restated 2002 Equity Compensation Plan, the only compensation plan or arrangement (other than our tax-qualified plans) under which we have equity securities authorized for issuance.

Number of Securities
Remaining Available for
	Number of Securities		Future Issuance Under
	to be Issued Upon	Weighted-Average Exercise	Equity Compensation
	Exercise of Outstanding	Price of Outstanding	Plans (Excluding
	Options, Warrants and	Options, Warrants and	Securities Reflected in
Plan Category	Rights	Rights	Column (a))

	(a)	(b)	(c)
Equity compensation plans approved by security holders	1,715,333	$4.88	1,543,177
Equity compensation plans not approved by security holders	-0-	-0-	-0-
Total	1,715,333	$4.88	1,543,177

LEGAL PROCEEDINGS
      In February 2003, the Securities and Exchange Commission (the “SEC”) and Mr. Bolduc settled public administrative and cease-and-desist proceedings. Without admitting or denying the SEC’s findings, Mr. Bolduc consented to the entry of a cease-and-desist order in which the SEC found that, between 1991 and 1995, while Mr. Bolduc was president and either chief operating officer or chief executive officer of W. R. Grace & Co. (“Grace”) and a member of its board of directors, Grace fraudulently used reserves to defer income earned by a subsidiary, primarily to smooth earnings of its health care segment, in violation of the antifraud provisions of the federal securities laws, as well as the provisions that require public companies to keep accurate books and records, maintain appropriate internal accounting controls and file accurate annual and quarterly reports. The order generally finds that Mr. Bolduc, through his actions or omissions, was a cause of these violations. The order also notes that, during the period in question, Mr. Bolduc did not sell any of the substantial number of Grace shares that he owned. The SEC ordered Mr. Bolduc to cease and desist from committing or causing any violation or future violation of the antifraud and reporting requirements of the federal securities laws. It did not impose any fines on Mr. Bolduc, nor did it prohibit Mr. Bolduc from continuing to serve in any capacity on public company boards of directors.
      Mr. Bolduc was reelected to the Board in May 2003 and 2004, and the Nominating and Corporate Governance Committee and the full Board support the nomination of Mr. Bolduc for reelection to the Board in 2005.
COMPENSATION AND HUMAN RESOURCES COMMITTEE REPORT
ON EXECUTIVE COMPENSATION
      Three independent directors comprise the Company’s Compensation and Human Resources Committee (the “Compensation Committee”). No Compensation Committee member is a current or former employee of the Company or any of its subsidiaries. The Compensation Committee is directly responsible for the compensation of the Chief Executive Officer (the “CEO”), and for the approval of the compensation with respect to the other “named executive officers,” those included in the summary compensation table in this proxy statement. The Compensation Committee must approve all compensation arrangements that apply to the named executive officers, including major provisions in compensation plans that must be updated from time to time (e.g., participation, performance criteria, performance goals, award opportunities, and the like). In its deliberations, the Compensation Committee may consider the recommendations of management and such other advice as it may feel appropriate, including compensation information provided by an independent compensation consultant. The Compensation Committee considers all elements of executive compensation, including salary, annual bonus and long-term incentive award opportunities, stock option values, retirement programs (including the Supplemental Executive Retirement Plan), perquisites, and possible payments resulting from a “change in control” of the Company.
Compensation Philosophy
      The Compensation Committee’s philosophy is that executive compensation plans should be designed and administered to attract, motivate and retain highly qualified executives, and include incentives linked closely to the Company’s financial performance and enhanced shareholder value. The Company maintains a strong pay-for-performance culture, where a significant portion of executive compensation is linked to performance.
Overview of the Compensation Program
      The management compensation program includes the following components:

Base Salary
      In determining base salaries, the Compensation Committee identifies a median market salary for comparable executive positions in a group of similarly sized diversified manufacturing companies. Officer salaries are generally set within a reasonable range around that median based on individual performance and experience. Annual salary increases are determined based on a variety of factors including individual performance, the competitiveness of the officer’s salary, the Company’s financial condition, and other variable components of compensation.
      The Compensation Committee recommends to the Board of Directors the base salary for the CEO. The CEO establishes the annual base salary for other Company officers subject to review and approval by the Compensation Committee.

Annual Bonus
      Incentive compensation is intended to attract, motivate and retain qualified individuals who have the opportunity to influence Company results and enhance shareholder value. Annual bonuses are determined based on performance achievements in designated key areas of performance emphasis. Award opportunities are configured to be competitive with the median of similarly sized diversified manufacturing companies when targets specified in the Company’s business plan are achieved, with the opportunity to be competitive in the top quartile when outstanding performance is achieved, and below market median when performance is below targets.
      In 2004, the named executive officers (including the CEO, but excluding Mr. Rehley) participated in the Senior Executive Annual Performance Plan. Mr. Rehley participated in the Company’s Management Annual Performance Plan, which is identical in all material respects to the Senior Executive Annual Performance Plan except as to the identity of the participants. An individual’s annual cash bonus target under the Senior Executive Annual Performance Plan is expressed as a percentage of his or her salary, with the percentages of salary increasing with the level of the job. Incentive payments can range from 50% to 200% of target, based on the level of performance against specified financial objectives. The Senior Executive Annual Performance Plan requires that any award be based upon an objective formula established at the beginning of the year.
      For 2004, the performance factors and weightings under this plan for awards to the CEO and the other named executive officers were as follows:

Measures	Weightings

Company Free Cash Flow	45%
Net Income	30%
Net Cash Outflow for Asbestos and Trailing Liabilities	25%

Long-Term Incentive Compensation
      The Compensation Committee used the same market data in determining target long-term incentive compensation awards as was used in setting base salary levels and target award bonus opportunities. For 2004, the Compensation Committee determined that one-half of the long-term opportunity would be through long-term incentive program cash awards and the other one-half would be through performance share awards, all awarded under the Company’s Long-Term Incentive Plan.

Long-Term Incentive Plan
      The CEO and the other named executive officers participate in the Long-Term Incentive Plan (the “LTIP”). The Compensation Committee considers the recommendation of the CEO in determining the level of awards of long-term incentive compensation, along with its own evaluation of the participants and their performance. In 2004, the Compensation Committee granted LTIP award opportunities to 21 executives, including the CEO and the other named executive officers.
      Guidelines establish a total target award opportunity with the initial aggregate market value based upon the individual’s position level within the Company. The determination of whether to make an award is dependent upon the individual’s past performance and expectations of future performance.
      The Compensation Committee may make an award in any year, based on overlapping three-year performance goals. At the beginning of each multi-year cycle, the Compensation Committee establishes the performance goals. Goals are established in view of the Company’s business environment, competitive position, and such other considerations that may have a material effect on performance outcomes and the associated level of performance difficulty.
      For the 2004-2006 LTIP awards, grants were denominated one-half in cash and one-half in performance shares for each participant. The performance factors and weightings for the cash awards for the CEO and the other named executive officers were as follows:

Measures	Weightings

Company Free Cash Flow	50%
Company Return on Capital	30%
Net Cash Outflow for Asbestos and Trailing Liabilities	20%
      Participants will be entitled to a payout of the cash awards at the end of the plan cycle only if the threshold performance standard is met. The payout to be received will range from 0% to 200% of the cash award.
      The performance factors and weightings for the performance share awards for the CEO and the other named executive officers were as follows:

Measures	Weightings

Company Return on Capital	60%
Company Free Cash Flow	40%
      Participants will be entitled to a payout of the performance share account (including shares credited through dividend equivalents) only if the threshold performance standard is met. The payout to be received will range from 50% to 150% of the performance share award. Actual awards of performance shares will be distributed one share of Common Stock for each performance share. Shares of the Company’s Common Stock awarded pursuant to the LTIP reduce the number of shares available under the Company’s Amended and Restated 2002 Equity Compensation Plan.

Stock Options and SARs
      The Compensation Committee also administers the Amended and Restated 2002 Equity Compensation Plan. This plan provides that stock options may not be granted at less than 100% of fair market value and that stock options may not be repriced. While stock options were granted in 2002 and 2003, the Compensation Committee determined to grant performance share awards in 2004 rather than stock options because of its desire to tie awards to performance criteria. The Compensation Committee has established target award guidelines for the CEO and the other named executive officers based upon their ability to influence Company results.
      In February 2005, the Compensation Committee recommended to the Board that the Amended and Restated 2002 Equity Compensation Plan be amended to permit the granting of stock-settled stock appreciation rights, or SARs, to key employees. The Compensation Committee believes the flexibility to grant SARs would provide it with a beneficial long-term compensation tool.
Stock Ownership Guidelines
      The Compensation Committee has established stock ownership guidelines to be achieved by the CEO and the other named executive officers at a multiple of their base salary within a five-year timeframe after becoming an executive officer. The multiple varies from 1.5 to 3 times salary, with the multiple increasing with one’s level of responsibility within the Company. Thus, the guideline for the CEO is 3 times base salary.
Tax Deductibility of Compensation
      Compensation decisions for the CEO and the other named executive officers are made with full consideration of Internal Revenue Code Section 162(m) implications. Section 162(m) limits the deductibility of compensation paid to the CEO and the other named executive officers in excess of $1.0 million, but excludes “performance-based compensation” from this limit. Amounts awarded under the Senior Executive Annual Performance Plan and the LTIP are intended to constitute “performance-based compensation” under Section 162(m). Likewise, compensation realized by the CEO and the other named executive officers through the exercise of stock options should be fully deductible to the Corporation as “performance-based compensation” under Section 162(m).
Chief Executive Officer
      In approving Mr. Schaub’s base salary for 2004, the Compensation Committee reviewed salary data from other similar diversified manufacturing companies, and concluded that Mr. Schaub’s salary approximated the 50th percentile as compared with the base salaries of other chief executive officers in the group. As a result, Mr. Schaub did not receive a salary increase in 2004.
      Mr. Schaub’s target annual incentive award and financial objectives under the Senior Executive Annual Performance Plan were established based on the criteria discussed above. The Company met these financial objectives, which resulted in a payment to Mr. Schaub of $373,500 under the Senior Executive Annual Performance Plan. The Company also met the financial objectives for an award under the 2003-2004 LTIP performance cycle. This resulted in a payment to Mr. Schaub of $725,777 under the LTIP. Because the Senior Executive Annual Performance Plan and the LTIP did not take into account a large insurance payment received in early 2005 as a result of a 2004 settlement, the Compensation Committee determined to provide to Mr. Schaub an ex gratia bonus in the amount of $250,115.
      In 2004, Mr. Schaub was granted a cash target award opportunity of $600,000 and a performance share target award opportunity of 32,400 shares under the 2004-2006 LTIP performance cycle. The performance guidelines for awards to the CEO are the same as the performance targets for the other named executive officers. The Compensation Committee and the Board of Directors used the same factors to make these awards as it did in determining the other elements of Mr. Schaub’s compensation.

Compensation and Human Resources Committee

J.P. Bolduc, Chairman
Peter C. Browning
William R. Holland
February 15, 2005

EXECUTIVE COMPENSATION
Summary Compensation Table

					Long Term Compensation

		Annual Compensation			Awards		Payouts

					Restricted	Securities
				Other Annual	Stock	Underlying		All Other
		Salary(1)	Bonus(2)	Compensation(3)	Awards	Options/SARS	LTIP	Compensation(4)
Name and Principal Position	Year	($)	($)	($)	($)	(#)	Payouts	($)

Ernest F. Schaub	2004	600,000	575,460	90,054	-0-	-0-	773,932	36,000
President and Chief	2003	596,635	879,827	64,557	-0-	170,000	-0-	61,207
Executive Officer	2002	401,539	423,487	50,281	-0-	242,400	-0-	24,092

William Dries	2004	310,000	218,035	40,708	-0-	-0-	317,193	18,600
Senior Vice President and	2003	308,654	333,781	—	-0-	42,500	-0-	28,241
Chief Financial Officer	2002	173,077	162,030	—	-0-	60,600	-0-	2,585

Richard L. Magee	2004	280,000	179,032	31,389	-0-	-0-	277,544	16,800
Senior Vice President,	2003	277,981	273,283	—	-0-	37,000	-0-	24,486
General Counsel and	2002	152,886	130,115	—	-0-	53,000	-0-	9,173
Secretary

Richard C. Driscoll	2004	270,000	172,638	42,157	-0-	-0-	277,544	16,200
Senior Vice President,	2003	269,327	264,775	—	-0-	37,000	-0-	23,967
Human Resources and	2002	152,886	130,115	—	-0-	53,000	-0-	9,173
Administration

Robert D. Rehley	2004	151,653	70,750	16,740	-0-	-0-	55,008	9,099
Vice President and	2003	148,000	101,849	—	-0-	7,500	-0-	12,605
Treasurer	2002	80,769	48,118	70,701	-0-	10,600	-0-	4,846

(1)	For 2002, the amount shown includes amounts received from the Company for the seven month period from June 1, 2002, the first day after the Company was spun off from Goodrich Corporation.

(2)	Bonuses were awarded in February of the following year for performance in each year shown in the table. For each of the named executive officers, except Mr. Rehley, these bonuses were awarded under our Senior Executive Annual Performance Plan. The bonuses for Mr. Rehley were awarded under our Management Annual Performance Plan.

(3)	For Mr. Schaub, includes payments by the Company for an automobile allowance, financial counseling, security system and related tax gross-up of $33,799, and personal use of Company-provided aircraft of $22,257 in 2004; payments by the Company for an automobile allowance and related tax gross-up of $30,000, and for personal financial counseling services of $29,066 in 2003; and payments by the Company for an automobile allowance and related tax gross-up of $27,735, and personal use of Company provided aircraft of $13,247 in 2002. For Mr. Rehley, includes $64,436 for relocation expenses and related tax gross-up in 2002. For the other named executive officers, no disclosure was provided for 2003 or 2002 because the aggregate dollar value of their other annual compensation did not exceed the threshold specified in Item 402 of Regulation S-K of $50,000 or 10% of the total of their annual salary and bonus. For 2004, the aggregate dollar value of other annual compensation is provided regardless of any applicable threshold.

(4)	Includes matching contributions in 2004 by the Company under our Retirement Savings Plan for Salaried Employees, a tax qualified defined contribution plan, as follows: Mr. Schaub, $12,300; Mr. Dries, $12,300; Mr. Magee, $12,300; Mr. Driscoll, $12,300; and Mr. Rehley, $9,099. Also includes matching contributions in 2004 by the Company under our Deferred Compensation Plan, a non-qualified plan, as follows: Mr. Schaub, $23,000; Mr. Dries, $3,900; Mr. Magee, $4,500; and Mr. Driscoll, $3,900. Amounts shown for 2003 and 2002 consist of matching contributions by the Company under these same two plans.

Option Grants In Last Fiscal Year
      We did not issue any stock options to the named executive officers in 2004.
Aggregated Option Exercises In Last Fiscal Year And FY-End Option Values

Number of Securities
			Underlying Unexercised	Value of Unexercised
			Options at Fiscal	In-the-Money Options at
	Shares Acquired		Year-End(#)	Fiscal Year-End($)
Name	on Exercise(#)	Value Realized($)	Exercisable/Unexercisable	Exercisable/Unexercisable

Ernest F. Schaub	7,500	159,225	221,680/183,220	5,410,865/4,558,482
William Dries	-0-	-0-	57,295/45,805	1,397,773/1,139,645
Richard L. Magee	-0-	-0-	50,050/39,950	1,220,961/993,909
Richard C. Driscoll	875	19,040	49,175/39,950	1,199,935/993,909
Robert D. Rehley	-0-	-0-	10,045/8,055	245,083/200,435
Long Term Incentive Plan Awards in 2004

			Estimated Future Payouts Under
	Number of	Performance or	Non-Stock Price-Based Plans(1)
	Shares, Units	Other Period Until
	or Other	Maturation or	Threshold	Target	Maximum
Name	Rights(#)	Payout	(Shares/$)	(Shares/$)	(Shares/$)

Ernest F. Schaub	32,400	2004-2006	16,200 shares	32,400 shares	48,600 shares
			$120,000	$600,000	$1,200,000

William Dries	10,800	2004-2006	5,400 shares	10,800 shares	16,200 shares
			$40,000	$200,000	$400,000

Richard L. Magee	9,500	2004-2006	4,750 shares	9,500 shares	14,250 shares
			$35,000	$175,000	$350,000

Richard C. Driscoll	9,500	2004-2006	4,750 shares	9,500 shares	14,250 shares
			$35,000	$175,000	$350,000

Robert D. Rehley	2,000	2004-2006	1,000 shares	2,000 shares	3,000 shares
			$7,000	$35,000	$70,000

(1)	Awards granted for the 2004-2006 performance cycle. The actual cash awards range from 0% to 200% of target depending on achievement of pre-established objective performance goals during the three-year performance period. Performance at 80% of performance goals will result in a payout of 20% of the target cash awards; performance at 130% of performance goals will result in a payout of 200% of the target cash awards. For each of the cash awards indicated, 50% of the award will be based on free cash flow before asbestos; 30% on return on capital; and 20% on net cash outflow for asbestos and trailing liabilities. The actual performance share awards range from 0% to 150% of target depending on achievement of pre-established objective performance goals during the three-year performance period. Performance at 80% of performance goals will result in a payout of 50% of the target share awards; performance at 130% of performance goals will result in a payout of 150% of the target share awards. For each of the share awards indicated, 60% of the award will be based on return on capital; and 40% on free cash flow before asbestos.

NEW PLAN BENEFITS
      The following table provides information about awards in 2005 under the Amended and Restated 2002 Equity Compensation Plan. For more information about this plan, see “Proposal 3 — Approval of Amendment and Restatement of Amended and Restated 2002 Equity Compensation Plan.”

	Amended and Restated 2002
	Equity Compensation Plan(1)

	Dollar	Number of
Name and Principal Position	Value($)	Units

Ernest F. Schaub	600,000	21,220
William Dries	200,000	7,075
Richard L. Magee	175,000	6,190
Richard C. Driscoll	175,000	6,190
Robert D. Rehley	35,000	1,240
All current executive officers as a group	1,220,000	43,155
All current directors who are not executive officers, as a group(2)	150,000	5,304
All employees, as a group	2,135,000	139,015

(1)	For executive officers and employees, the dollar values and numbers of units shown represent the dollar value as of the grant date of, and the number of, performance shares that make up the target equity awards that are a portion of the awards granted under our Long-Term Incentive Plan for meeting 100% of pre-established performance goals over the performance period of January 1, 2005 to December 31, 2007. The number and value will be adjusted up or down based on the Company’s actual performance. These awards of performance shares are in addition to the cash award granted under the Long-Term Incentive Plan. On the grant date, the value of a share of Common Stock was $28.28. If earned, the Performance Shares vest on February 15, 2008.

(2)	For current directors who are not executive officers, units shown are phantom shares that correspond to shares of Common Stock. The number of units shown corresponds to the number of phantom shares that will be issued under our 2002 Equity Compensation Plan if the shareholders approve the amendment and restatement to the plan described below under “Proposal 3 — Approval of an Amendment and Restatement of our Amended and Restated 2002 Equity Compensation Plan.” On the grant date, the value of a share of Common Stock was $28.28. The phantom shares will be fully vested upon granting, and will be paid in shares of Common Stock as soon as administratively practicable after a director terminates service as a member of the Board of Directors.
Retirement Plans
      We have in effect the Retirement Program for EnPro Industries, Inc. and Affiliated Companies (the “Pension Plan”), a tax-qualified defined benefit pension plan for salaried employees that provides a pension benefit payable at retirement to each eligible employee. The Pension Plan makes available a pension that is paid from funds provided through contributions by the Company. The Pension Plan is not available to non-employee directors.
      We also maintain the EnPro Industries, Inc. Defined Benefit Restoration Plan (the “Restoration Plan”). Benefits otherwise payable from time to time under the Pension Plan may be limited for certain participants or their beneficiaries as a result of limitations of Sections 401(a)(17) and 415(b) of the Internal Revenue Code. In addition, certain participants in the Pension Plan, including each of the named executive officers, have deferred portions of their compensation pursuant to the EnPro Industries, Inc. Deferred Compensation Plan (the “Deferred Compensation Plan”), a non-qualified deferred compensation plan sponsored by the Company. Participants in the Deferred Compensation Plan may elect to reduce their current compensation by deferring up to 25% of their eligible earnings and up to 50% of their eligible incentive awards on a pre-tax basis. They also elect how these funds will be invested by choosing among the investment options (excluding the option of investing in Common Stock) available under the EnPro Industries, Inc. Retirement Savings Plan for Salaried Employees, a tax-qualified defined contribution plan. Such deferred compensation is not taken into account for purposes of determining the amount of benefits under the Pension Plan. The Restoration Plan provides the participants and their beneficiaries with the benefits that would have been provided under the Pension Plan but for the limitations described above and taking into account any deferred compensation that would have been included in compensation for purposes of determining benefits under the Pension Plan had it not been deferred.
      The following table shows the estimated combined annual pension benefits payable at normal retirement to a participant under our Pension Plan and Restoration Plan:

	Years of Credited Service

Average Final Compensation	5	10	15	20	30	40

$ 200,000	15,260	30,520	45,790	61,050	91,570	117,830
$ 250,000	19,510	39,020	58,540	78,050	117,070	150,330
$ 300,000	23,760	47,520	71,290	95,050	142,570	182,830
$ 400,000	32,260	64,520	96,790	129,050	193,570	247,830
$ 500,000	40,760	81,520	122,290	163,050	244,570	312,830
$ 750,000	62,010	124,020	186,040	248,050	372,070	475,330
$1,000,000	83,260	166,520	249,790	333,050	499,570	637,830
$1,250,000	104,510	209,020	313,540	418,050	627,070	800,330
$1,500,000	125,760	251,520	377,290	503,050	754,570	962,830
      The amount of a participant’s pension depends on a number of factors, including average final compensation and years of credited service to the Company. A participant’s “average final compensation” means the average of the 60 highest consecutive months of salary and bonus out of the last 120 months of employment. “Salary” and “bonus” for this purpose are the same as the salary and bonuses disclosed in the Summary Compensation Table. The table describes benefits payable in the form of a single life annuity beginning at normal retirement age, which is the later of age 65 or the fifth anniversary of participation in the plans. A participant who retires before normal retirement age may be entitled to reduced benefits under the plans depending on the participant’s age and years of service.
      As of December 31, 2004, the named executive officers had the following amounts of average final compensation and years of credited service: Mr. Schaub, $1,096,100 and 2.58 years; Mr. Dries, $471,500 and 3 years; Mr. Driscoll, $420,800 and 2.58 years; Mr. Magee, $407,100 and 3 years; and Mr. Rehley, $198,500 and 2.92 years. The years of service for Messrs. Dries, Magee, and Rehley include periods of participation in the Pension Plan prior to the spin-off from Goodrich. Messrs. Schaub and Driscoll began participation in the Pension Plan at the time of the spin-off.
      The table above does not include amounts payable to the named executive officers under a non-qualified Supplemental Executive Retirement Plan (the “SERP”). Under the SERP, the executive earns an additional benefit equal to the combined benefit under our Pension Plan and Restoration Plan for the first 15 years of service. The SERP takes into account service only for periods beginning on or after June 1, 2002 for this purpose. As of December 31, 2004, the estimated annual benefits payable under the SERP as a single life annuity commencing at normal retirement for the named executive officers were as follows: Mr. Schaub, $47,063; Mr. Dries, $20,544; Mr. Driscoll, $17,492; and Mr. Magee, $17,526. Mr. Rehley does not participate in the SERP.
Death Benefits Agreements
      The named executive officers (with the exception of Mr. Rehley) are eligible for certain pre-retirement death benefits in accordance with death benefit agreements with the Company. Under the agreements, an executive’s beneficiary will receive certain death benefits if the executive dies while employed by the Company. These death benefits are in lieu of any death benefits otherwise payable by reason of the executive’s participation in the Restoration Plan and the SERP. The death benefits will be paid to the executive’s beneficiary in the form of a lump sum cash payment within sixty days following the executive’s death. As of

December 31, 2004, the pre-retirement death benefits payable under these agreements for the named executive officers were as follows: Mr. Schaub, $5,100,000; Mr. Dries, $4,000,000; Mr. Driscoll, $1,400,000; and Mr. Magee, $4,000,000.
      In order to satisfy its obligations under the death benefits agreements, we have purchased life insurance policies on the executives covered by such agreements. As of December 31, 2004, these policies had a total cash surrender value of $10,517,334. Upon an executive’s death, the proceeds from the policies will be paid to the Company to reimburse it for the premiums, and the remainder will be available to pay the amount due to the executive’s beneficiary.
Management Continuity Agreements
      We are party to management continuity agreements (the “Continuity Agreements”) with certain employees, including all of the executive officers named in the Summary Compensation Table. Presently there are six Continuity Agreements in effect.
      The purpose of the Continuity Agreements is to encourage the individuals to carry out their duties in the event of the possibility of a change in control of the Company. The Continuity Agreements are not ordinary employment agreements and do not provide any assurance of continued employment unless there is a “change in control.” They provide for a period of employment commencing upon a change in control that generally is deemed to have occurred if:

•	any person, entity or group becomes the beneficial owner of 20% or more of the Common Stock or combined voting power of our outstanding securities (subject to certain exceptions),

•	there has been a change in the majority of the Company’s directors that has not otherwise been approved by the directors,

•	a corporate reorganization occurs where the existing shareholders do not retain more than 70% of the outstanding common stock and combined voting power of the surviving entity in substantially the same proportions as their prior ownership, or

•	the Company is liquidated or dissolved, or substantially all of its assets are sold (other than to a company more than 70% of the outstanding common stock and combined voting power of which is held by the shareholders of the Company, in substantially the same proportions as their holdings of Company securities prior to the sale).
      The Continuity Agreements generally provide for the continuation of employment of the individuals in the same positions and with the same responsibilities and authorities that they possessed immediately prior to the change in control and generally with the same benefits and level of compensation, including average annual increases.
      If we or our successor terminate the individual’s employment for reasons other than “cause” or the individual voluntarily terminates his or her employment for a “good reason” (in each case as defined in the Continuity Agreements), the individual would be entitled to:

•	a lump sum cash payment equal to the continuation of the individual’s annual base salary in effect immediately prior to termination for a period of time. For the named executive officers, the time periods, which we refer to the as the “Payment Periods,” are: Mr. Schaub, Mr. Dries and Mr. Magee, 3 years; Mr. Driscoll, 2 1/2 years; and Mr. Rehley, 1 1/2 years;

•	a lump sum cash payment equal to the individual’s pro rata target bonus for the year of termination;

•	a lump sum cash payment equal to the pro rata portion of the “calculated market value” of any performance shares awarded to the individual under the LTIP for each incomplete performance period;

•	a lump sum cash payment intended to approximate continuation of annual bonuses for the Payment Period. This payment will be equal to the greatest of (i) the individual’s most recent annual bonus, (ii) the individual’s target annual bonus for the year of termination or (iii) the individual’s target annual bonus for the year in which the change in control occurs, multiplied by the number of years in the individual’s Payment Period;

•	a lump sum cash payment equal to the value of foregone LTIP awards for the Payment Period;

•	continuation of all health and welfare benefit plans and programs and all fringe benefit programs, perquisites and similar arrangements during the Payment Period; and

•	in addition to the benefits to which the individual is entitled under the retirement plans or programs in which he or she participates, a lump sum cash payment at retirement in an amount equal to the actuarial equivalent of the retirement pension to which the individual would have been entitled under the terms of such retirement plans or programs had the individual accumulated additional years of continuous service under such plans equal in length to the Payment Period.

      The Continuity Agreements provide for a tax gross-up for any excise tax due under the Internal Revenue Code as a result of these payments. An individual who reaches age 65 before the end of his Payment Period will not be entitled to payments or benefits under the Continuity Agreement for any time after the month in which the individual reaches age 65.
CUMULATIVE TOTAL RETURN PERFORMANCE GRAPH
      Set forth below is a line graph showing the yearly percentage change in the cumulative total shareholder return for the Common Stock as compared to similar returns for the Russell 2000® Stock Index and a group of our peers consisting of Flowserve Corporation, Robbins & Myers, Inc., Gardner Denver, Inc., Circor International, Inc., IDEX Corporation and The Gormann-Rupp Company. These manufacturing companies were chosen because they are all similarly situated to the Company in terms of size and markets served. Each of the returns is calculated assuming the investment of $100 in each of the securities on May 24, 2002 (the date on which the Common Stock began trading) and reinvestment of dividends into additional shares of the respective equity securities when paid. The graph plots the respective values beginning on May 24, 2002 and continuing through December 31, 2004. Past performance is not necessarily indicative of future performance.

	5/24/02	12/31/02	6/30/03	12/31/03	6/30/04	12/31/04

ENPRO INDUSTRIES, INC.	100.00	47.34	126.51	165.09	271.95	349.94
PEER GROUP INDEX	100.00	67.76	77.73	88.16	102.70	118.74
RUSSELL 2000 INDEX	100.00	78.59	91.98	114.25	121.87	134.24

GOVERNANCE OF THE COMPANY
      Both the Board of Directors and management at the Company firmly embrace good and accountable corporate governance and believe that an attentive, performing Board is a tangible competitive advantage. Members of the Board are kept informed of our business through discussions with the Chairman and the officers, by reviewing materials provided to them, and by participating in meetings of the Board and its committees. The Board held four meetings in 2004. All directors attended at least 75% of the aggregate total number of Board meetings held in 2004 and the Board committees on which they serve. At least once per quarter, the non-management directors meet in executive session without members of management present. These sessions are presided over by the Chairman, William R. Holland. All of the directors attended the Company’s 2004 Annual Meeting of Shareholders.
Board Committees
      The Board of Directors has four committees: an Executive Committee, an Audit and Risk Management Committee, a Compensation and Human Resources Committee, and a Nominating and Corporate Governance Committee. Each of these committees operates in accordance with a written charter that has been approved by the Board of Directors.
      Executive Committee. The members of the Executive Committee as of the date of this proxy statement are Ernest F. Schaub (Chairman), J. P. Bolduc, James H. Hance, Jr., and William R. Holland. This committee did not meet during 2004. The primary function of this committee is to exercise any of the powers of the Board as and when directed by the Board or when the Board is not in session, except those powers which, under the North Carolina Business Corporations Act, a committee of directors has no authority to exercise.
      Audit and Risk Management Committee. The members of the Audit and Risk Management Committee (the “Audit Committee”) as of the date of this proxy statement are James H. Hance, Jr. (Chairman), Joe T. Ford and Gordon D. Harnett. This committee, which consists entirely of independent directors, held four meetings in 2004. This committee is appointed by the Board to assist in monitoring the integrity of the financial statements of the Company; the compliance by the Company with legal and regulatory requirements; the Company’s management of its insurance, pension, asbestos, environmental, litigation and other significant risk areas; and the qualifications, independence and performance of the Company’s internal and external auditors. This committee has the authority to appoint or replace the external auditors and to approve all fees of the external auditors.
      Compensation and Human Resources Committee. The members of the Compensation and Human Resources Committee (the “Compensation Committee”) as of the date of this proxy statement are J. P. Bolduc (Chairman), Peter C. Browning and William R. Holland. This committee, which consists entirely of independent directors, held three meetings in 2004. The primary function of this committee is to assist the Board and management in fulfilling their responsibilities for exercising oversight concerning the appropriateness and cost of the Company’s compensation and benefit programs, particularly for executives of the Company.
      Nominating and Corporate Governance Committee. The members of the Nominating and Corporate Governance Committee (the “Nominating Committee”) as of the date of this proxy statement are William R. Holland (Chairman), J.P. Bolduc, Peter C. Browning, Joe T. Ford, James H. Hance, Jr. and Gordon D. Harnett. This committee, which consists entirely of independent directors, held three meetings in 2004. The primary function of this committee is to assist the Board and management in fulfilling their responsibilities to exercise sound corporate governance in the operation of the Company by identifying and nominating individuals who are qualified to become members of the Board, assessing the effectiveness of the Board and its committees, and recommending Board committee assignments. This committee also reviews various corporate governance issues affecting the Company, including those items discussed below.

Governance Activities
      The Board of Directors has undertaken substantial efforts to ensure the highest standards for corporate governance in its operation and processes. The Board has adopted Corporate Governance Guidelines that take into account recent rules promulgated by the New York Stock Exchange (“NYSE”) and the SEC. Among other things, these guidelines specify that:

•	normally only the Chief Executive Officer should be an employee director;

•	a substantial majority of the members of the Board should be independent directors;

•	regularly scheduled executive sessions of the Board are held without management present;

•	Board members are expected to attend the Company’s Annual Meeting of Shareholders; and

•	the performance and contributions of the Board and its committees should be assessed annually.
      The Board has also adopted a Code of Business Conduct covering, among other things, conflicts of interest, corporate opportunities, confidentiality, protection and proper use of the Company’s assets, fair dealing, compliance with laws (including insider trading laws), accuracy and reliability of the Company’s books and records, and reporting of illegal or unethical behavior. This Code applies to all directors, officers and other employees of the Company, including the Company’s principal executive officer, principal financial officer and principal accounting officer. All members of the Board and all officers of the Company have read and certified their compliance with the Code without exception.
      The Board has established other policies and procedures relating to corporate governance matters that are described elsewhere in this proxy statement, including its determination of the independence of each of the Company’s directors, its determination as to which of the Audit Committee members qualifies as an “Audit Committee Financial Expert,” the basis on which the Nominating Committee will consider director candidates, the process by which the Nominating Committee identifies and evaluates nominees for director, and the process by which shareholders may communicate directly with the Board.
      The Board and management believe that the foregoing measures place the Company in compliance with current NYSE listing standards, as well as with provisions of the Sarbanes-Oxley Act of 2002 and the related rules of the SEC. Copies of the Company’s Corporate Governance Guidelines, Code of Business Conduct and Board committee charters are available on the Company’s website at www.enproindustries.com.
Determinations with Respect to Independence of Directors
      The Board of Directors made a determination as to the independence of each of its members at its February 2005 meeting. The Board made these determinations based upon, among other things, the definition of an “independent director” set forth in the NYSE listing standards and the categorical standards of independence set forth in the Company’s Corporate Governance Guidelines. Under those guidelines, a director will be independent only if the director has no material relationship with the Company (either as a director or as a partner, shareholder or officer of an organization that has a relationship with the Company). For purposes of such determination, a director will not fail to be deemed “independent” solely as a result of a relationship between the Company or its subsidiaries, on the one hand, and an organization with which the director is affiliated by reason of being a director, partner, shareholder or officer thereof, on the other, provided that (i) the relationship is in the ordinary course of business of the Company and is on substantially the same terms as those generally prevailing at the time for comparable transactions with non-affiliated persons, and (ii) with respect to a relationship involving extensions of credit to the Company or its subsidiaries, the extensions of credit have been made in compliance with all applicable laws and no event of default has occurred with respect thereto.
      In addition, under the Company’s Corporate Governance Guidelines, the Board cannot conclude that a director is independent if he or she falls into one of the following categories:

•	the director is, or has been within the last three years, an employee of the Company, or an immediate family member is, or has been within the last three years, an executive officer of the Company;

•	the director has received more than $100,000 during any 12-month period within the last three years in direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior service;

•	the director or an immediate family member is a current partner of the Company’s auditor; the director is a current employee of the Company’s auditor; the director has an immediate family member who is a current employee of the Company’s auditor and who participates in the firm’s audit or tax compliance practice; or the director or an immediate family member was within the last three years a partner or employee of the Company’s auditor and personally worked on the Company’s audit within that time;

•	the director or an immediate family member is, or has been in the past three years, part of an interlocking directorate in which an executive officer of the Company serves on the compensation committee of another company that concurrently employs the director;

•	the director is a current employee, or an immediate family member is a current executive officer of a company that does business with the Company and the sales by that company to the Company or purchases by that company from the Company in any of the last three fiscal years exceed the greater of $500,000 or 1% of such other company’s annual revenues; or

•	the director or the director’s spouse serves as an officer, director or trustee of a charitable organization, and the Company’s discretionary charitable contributions to such organization exceed the greater of $500,000 or 1% of the other organization’s annual revenues.
      To assist in the Board’s determinations, each director completed a questionnaire designed to identify any relationships that could affect the director’s independence. On the basis of the questionnaires and the standards described above, the Board determined that each of J. P. Bolduc, Peter C. Browning, Joe T. Ford, Gordon D. Harnett, James H. Hance, Jr. and William R. Holland is independent. The Board determined that each of these individuals is independent because each satisfies the categorical standards for independence set forth in the Corporate Governance Guidelines, and because no relationship with the Company was identified that in the view of the Board is material. Mr. Schaub’s role as Chief Executive Officer automatically disqualifies him from being an independent director.
      The Board made a further determination that each of the Audit Committee, the Compensation Committee and the Nominating Committee is composed entirely of independent directors under the applicable NYSE listing standards.
      Determination with Respect to “Audit Committee Financial Expert”
      The Board of Directors has determined that Mr. Hance is an “Audit Committee Financial Expert” as that term is defined in Item 401(h) of Regulation S-K. At a Board meeting held on February 16, 2005, the Board determined that Mr. Hance, through his education and experience as a public accountant, his experience as a CPA, and his experience as the principal financial officer of Bank of America Corporation, has all of the following attributes:

•	an understanding of generally accepted accounting principles and financial statements;

•	the ability to assess the general application of such principles in connection with the accounting for estimates, accruals and reserves;

•	experience in preparing, auditing, analyzing or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by the Company’s financial statements, or experience actively supervising persons engaged in such activities;

•	an understanding of internal controls and procedures for financial reporting; and

•	an understanding of audit committee functions.

Director Candidate Qualifications
      When considering candidates for director, the Nominating Committee takes into account a number of factors, including whether the candidate is independent from management and the Company, whether the candidate has relevant business experience, the size and composition of the existing Board, and whether the candidate has existing commitments to other businesses. In addition, all candidates must meet the requirements set forth in the Company’s Corporate Governance Guidelines, which include the following:

•	Candidates should possess broad training and experience at the policy-making level in business, government, education, technology or philanthropy.

•	Candidates should possess expertise that is useful to the Company and complementary to the background and experience of other Board members, so that an optimum balance in Board membership can be achieved and maintained.

•	Candidates should be of the highest integrity, possess strength of character and the mature judgment essential to effective decision-making.

•	Candidates should be willing to devote the required amount of time to the work of the Board and one or more of its committees. Candidates should be willing to serve on the Board over a period of several years to allow for the development of sound knowledge of the Company and its principal operations.

•	Candidates should be without any significant conflict of interest or legal impediment.

•	Candidates must be between 18 and 70 years of age.
      The Nominating Committee will consider recommending for nomination director candidates recommended by shareholders. Shareholders wishing to suggest a candidate for director for nomination by the Board should send a written statement to the Company’s Secretary at 5605 Carnegie Boulevard, Suite 500, Charlotte, North Carolina, 28209 in accordance with the timeline and procedures set forth in the Company’s bylaws for shareholders to nominate directors themselves. See “Shareholder Proposals” for a description of the requirements to be followed in submitting a candidate and the content of the required statements.
Nomination Process
      Before recommending a sitting director for re-election at the Annual Meeting, the Nominating Committee considers whether the director’s re-election would be consistent with the criteria for board membership set forth in the Company’s Corporate Governance Guidelines and applicable rules and requirements of the SEC and NYSE. This process includes a review on behalf of the Nominating Committee of director questionnaires that are completed by each director on an annual basis.
      When seeking candidates for director, the Nominating Committee may solicit suggestions from incumbent directors, management or others. The Nominating Committee may also engage the services of a third party to identify and evaluate candidates. After conducting an initial evaluation of a candidate, the Nominating Committee will interview that candidate if it believes the candidate might be suitable to be a director. The Nominating Committee may also ask the candidate to meet with management. If the Nominating Committee concludes that a candidate would be a valuable addition to the Board and that the candidate meets all of the requirements for Board membership, it will recommend to the full Board that candidate’s nomination for election.
Shareholder Communications with the Board
      Shareholders can send communications to the Board anonymously and confidentially by means of the EnTegrity Assistance Line. Instructions for using the EnTegrity Assistance Line are set forth on the Company’s website at www.enproindustries.com. The EnTegrity Assistance Line is staffed by an independent third party with instructions that any report addressed to the Board of Directors be forwarded immediately to the chairman of the Audit Committee. Reports not addressed to the Board of Directors are forwarded to the Company’s Director of Internal Audit, who reports directly to the Audit Committee. The

Director of Internal Audit sends a summary of all reports of alleged misconduct (financial or otherwise) and all other concerns communicated through the EnTegrity Assistance Line directly to the Audit Committee, and periodically updates the Audit Committee regarding the investigation and resolution of all incident reports.
      Shareholders may also send written correspondence to the Board c/o the Company’s Secretary at 5605 Carnegie Boulevard, Suite 500, Charlotte, North Carolina, 28209. Depending on the subject matter, management will forward it to the director or directors to whom it is addressed, attempt to handle the inquiry directly (for example, where it is a request for information about the Company or it is a stock-related matter), or not forward the communication if it is primarily commercial in nature or if it relates to an improper or irrelevant topic. Communications not forwarded to the Board are available for review by any director and are summarized for the Board periodically.
      In addition, security holders who attend the Company’s Annual Meeting of Shareholders will have an opportunity to communicate directly with the Board.
Compensation of Directors
      During 2004, each non-employee director received a retainer fee of $58,000 for serving as a director. Of this annual retainer fee, $20,000 was paid in phantom shares pursuant to the Company’s Outside Directors’ Phantom Share Plan and the remaining $38,000 was paid in cash in quarterly installments. Directors also received $1,500 for each board meeting attended and $1,000 for each committee meeting attended, with the exception of the Audit Committee where each member received $2,000 for each Audit Committee meeting attended. Each non-employee director who served as a committee chairman received an additional $4,000. William R. Holland received an additional monthly fee of $15,000 as compensation for his services as non-executive chairman of the Board.
      Under the Outside Directors’ Phantom Share Plan, each non-employee director receives a grant of phantom shares equal in value to $20,000 as part of the director’s annual retainer fee. The phantom shares are granted at the first meeting of the Board of Directors each year, or, if earlier, the date on which stock options are granted to the Company’s management. In 2004, each non-employee director received a grant of 1,078 phantom shares, based on the value of the Common Stock on February 10, 2004, which was $18.55 per share. Each non-employee director receives annual grants from the year following his or her election to the Board through the tenth year of service as a director. When a director retires from the Board, the Company will pay to the director, in cash, the fair market value of all phantom shares credited to the director, subject to applicable withholding taxes, in 12 monthly installments.
      If the shareholders approve “Proposal 3 — Approval of Amendment and Restatement of the Amended and Restated 2002 Equity Compensation Plan,” then all phantom shares awarded to directors beginning in 2005 will be awarded under that plan, and no further awards will be made under the Outside Directors’ Phantom Share Plan. When a director retires from the Board, these phantom shares will be paid out in the form of one share of the Company’s Common Stock for each phantom share and the value of any fractional phantom shares will be paid in cash.
      Non-employee directors may also participate in our Deferred Compensation Plan for Non-Employee Directors. Under this plan, non-employee directors may elect to defer receipt of all or part of the cash portion of the annual retainer fee and meeting fees. Participants choose between two investment alternatives, a cash account and a stock account. Beginning July 1, 2003, deferred fees in a cash account are credited with an investment return based on the director’s selection from the same menu of investment options available under our management non-qualified deferred compensation plan. (Prior to July  1, 2003, deferred amounts received an investment return substantially equal to the ask yield of the most recent auction of 10-year Treasury bonds.) Deferred fees in a stock account are credited with stock units that each have a value on a given date equal to the fair market value of one share of the Company’s Common Stock on such date. Deferred compensation is payable upon retirement from the Board. The following non-employee directors have deferred compensation under the plan: Mr. Bolduc, 680 stock units; Mr. Browning, $113,748; Mr. Ford, 2,366 stock units; and Mr. Harnett, $108,649 and 2,366 stock units.

      In order to motivate directors to attend all board committee meetings, including committees on which a director does not serve, to enhance director stock ownership and to simplify the administration of director compensation, the following fee structure became effective as of January 1, 2005: the cash retainer remains at $38,000 annually; the stock retainer increases from $20,000 to $25,000 annually; and the fee for all board and committee meetings (including telephonic meetings) decreases from $1,500 to $1,000 per meeting. Meeting fees are paid to any non-employee director who attends a committee meeting, even if the director does not serve on the committee. Each non-employee director who serves as a committee chairman continues to receive an additional $4,000 annually and the non-executive chairman of the board continues to receive an additional monthly fee of $15,000.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
      Section 16 of the Securities Exchange Act of 1934 requires our directors and executive officers and persons who own more than ten percent of our Common Stock to file reports of ownership and changes in ownership with the SEC. To our knowledge, all required reports for the 2004 fiscal year were timely filed.
PROPOSAL 2 — RATIFICATION OF PRICEWATERHOUSECOOPERS LLC
AS THE COMPANY’S INDEPENDENT AUDITORS FOR 2005
      At a meeting held on February 15, 2005, the Audit Committee reappointed PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2005. The Board of Directors concurs with this decision. If the shareholders do not ratify this appointment, the Audit Committee will consider other certified public accountants.
      The Board recommends that you vote FOR the ratification of PricewaterhouseCoopers LLP as the Company’s independent auditors.
AUDIT COMMITTEE REPORT
      The Audit Committee oversees the quality and integrity of the Company’s financial reporting processes and its systems of internal accounting controls. Management is responsible for preparing the Company’s financial statements and for establishing and maintaining adequate internal control over financial reporting. The independent accountants are responsible for performing an independent audit of those financial statements and for issuing an attestation report on management’s assessment of the Company’s internal control over financial reporting. The Audit Committee operates under a written charter that has been adopted by the Company’s Board of Directors.
      The Audit Committee has met and held discussions with management and PricewaterhouseCoopers LLP (“PwC”), the Company’s independent registered public accounting firm for 2004, regarding the Company’s audited 2004 consolidated financial statements and its internal control over financial reporting. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles and that its internal control over financial reporting was effective. The Audit Committee has reviewed and discussed the consolidated financial statements and the Company’s system of internal control over financial reporting with management and PwC.
      The Audit Committee has discussed with PwC the matters required to be discussed by Statement on Auditing Standards No. 61 (Codification of Statements on Accounting Standards), as amended. In addition, the Audit Committee has received the written disclosures and the letter from PwC relating to the independence of that firm as required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and has discussed with PwC that firm’s independence from the Company.
      The Audit Committee has also discussed with the Company’s internal auditors and PwC the overall scope and plans for their respective audits. The Audit Committee meets with the internal auditors and PwC, with and without management present, to discuss the results of their examinations, the evaluations of the

Company’s internal control over financial reporting, and the overall quality of the Company’s financial reporting.
      In reliance upon the Audit Committee’s discussions with management and PwC and the Audit Committee’s review of the representation of management and the report of PwC to the Audit Committee, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004 to be filed with the Securities and Exchange Commission.

Audit and Risk Management Committee

James H. Hance, Jr., Chairman
Joe T. Ford
Gordon D. Harnett
February 15, 2005
INDEPENDENT AUDITORS
      Ernst & Young LLP (“E&Y”) served as our independent auditor for the years ended December 31, 2003 and 2002. The Audit Committee appointed PricewaterhouseCoopers LLP (“PwC”) to serve as our independent registered public accounting firm for periods beginning on and after January 1, 2004. We understand that representatives of PwC will be present at the Annual Meeting. They will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions from shareholders.
      E&Y’s report on the consolidated financial statements of the Company for the years ended December 31, 2003 and 2002 did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope, or accounting principles. In connection with the audits of the consolidated financial statements of the Company for the years ended December 31, 2003 and 2002, and during any subsequent interim period, there were no disagreements between us and E&Y on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to E&Y’s satisfaction, would have caused E&Y to make a reference to the subject matter of the disagreement in connection with its reports. During the years ended December 31, 2003 and 2002, and during any subsequent interim period, there have been no reportable events, as defined in Item 304(a)(l)(v) of Regulation S-K. During those same periods, we did not consult with PWC regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.
      The Audit Committee has a policy that outlines procedures intended to ensure that it pre-approves all audit and non-audit services provided to the Company by our independent auditors. The policy provides for pre-approval of a budget that sets forth the fees for all audit services to be performed during the upcoming fiscal year. The policy also mandates pre-approval of amounts for separate non-audit and tax compliance, planning and advisory services, as well as proposed services exceeding pre-approved cost levels. In addition, the policy allows the Audit Committee to delegate pre-approval authority to one or more of its members (except pre-approval authority for certain internal control-related services). On an annual basis, the Audit Committee reviews and pre-approves a dollar amount for specific services that may be provided by our independent auditors without requiring further approval from the Audit Committee. A copy of the pre-approval policy is available on the Company’s website at www.enproindustries.com.
      Before approving services to be performed by the independent auditors, the Audit Committee considers whether the services to be performed are consistent with the SEC’s rules on auditor independence. The Audit Committee also considers whether the independent auditors may be best positioned to provide the most effective and efficient service, for reasons such as their familiarity with the Company’s business, people, culture, accounting systems, risk profile and other factors, and whether the service might enhance the

Company’s ability to manage or control risk or improve audit quality. All such factors are considered as a whole, and no one factor is necessarily determinative.
Fees Paid to Independent Auditors
      The following table sets forth the aggregate fees that PwC billed us for fiscal year 2004 and that E&Y billed us for fiscal year 2003:

	2004	2003

Audit Fees(1)	$1,833,000	$1,306,200
Audit-Related Fees(2)	79,500	94,900
Tax Fees(3)	0	299,700
All Other Fees	0	0

TOTAL FEES	$1,912,500	$1,700,800

(1)	Audit fees consisted of audit work performed in the preparation of financial statements, as well as work generally only the independent auditor can reasonably be expected to provide, such as statutory audits or accounting consultation. The increase in audit fees during 2004 was due primarily to PwC’s audit of our internal control over financial reporting as required by Section 404 of the Sarbanes-Oxley Act of 2002, which added $849,000 to the audit fees.

(2)	Audit-related fees consisted principally of services with respect to the audits of benefit plans.

(3)	Tax fees consisted of fees for services related to tax compliance and reporting and tax consulting.
      All audit, audit-related, and tax services performed by PwC during 2004 and by E&Y during 2003 were approved in accordance with our pre-approval policy.
PROPOSAL 3 — APPROVAL OF AMENDMENT AND RESTATEMENT OF
THE AMENDED AND RESTATED 2002 EQUITY COMPENSATION PLAN
      The Board is submitting a proposal for approval by the shareholders of a new amendment and restatement of our Amended and Restated 2002 Equity Compensation Plan (as so amended and restated, the “Plan”), which was originally amended and restated in 2003. The proposed amendment and restatement does not increase the number of shares already available under the Plan. The purposes of this new amendment and restatement are:

•	To permit outside directors to receive awards of phantom stock under the Plan;

•	To permit the granting of stock appreciation rights, or SARs, that will be settled in shares of Common Stock; and

•	To make other changes required in order for the Plan to comply with new IRS rules on non-qualified deferred compensation.
      The following general discussion of the Plan, including the changes reflected in the proposed amendment and restatement, is qualified by reference to the copy of the Plan that is attached to this proxy statement as Appendix A. The Board approved the Plan, subject to shareholder approval, at its February 2005 meeting.
Changes Effected by the 2005 Amendment and Restatement

Phantom Stock Awards to Outside Directors
      The Board believes that providing outside directors some portion of their annual directors’ compensation in the form of equity is an important factor in aligning their long-term interests with those of our shareholders. Accordingly, the Board proposes to issue these directors phantom shares for which they will receive shares of Common Stock under the Plan.

      Prior to 2005, each outside director received an annual grant of phantom shares equal in value to $20,000 under our Outside Directors’ Phantom Share Plan. Upon retirement from the Board, a director will receive cash equal to the fair market value of all phantom shares awarded to the director under that plan. If the shareholders approve this proposal, then all phantom shares awarded to directors beginning in 2005 will be awarded under the Plan and no further awards will be made under the Outside Directors’ Phantom Share Plan.
      Under the proposed amendment and restatement, each outside director will receive an annual grant of phantom shares of Common Stock equal in value to $25,000, based on the fair market value of the Common Stock as of the grant date. The awards are called “phantom” shares because the directors will not receive actual shares of Common Stock, restricted or otherwise, in connection with each annual grant. Instead, they will receive only the right to receive the corresponding number of shares in the future, when they retire from the Board, and the value of this right will go up or down over time as and to the same extent as our Common Stock appreciates or depreciates.
      Each outside director will receive his or her first annual grant of phantom shares in the year following his or her election to the Board and will continue receiving annual grants for ten years. In addition, each outside director first elected to the Board after the effective date of this amendment and restatement will receive upon election a one-time grant of phantom shares equal in value to $30,000, based on the fair market value of our Common Stock on the election date.
      The Plan defines an “outside director” as any director who is not and has not been within the previous 5 years an employee of the Company or any of our subsidiaries. The members of the Compensation Committee, which administers the Plan, will all be outside directors and will be eligible to receive awards under the Plan.
      Phantom shares granted to outside directors will be fully vested upon grant. Each time a dividend is declared and paid on our Common Stock, each outside director will receive a number of additional phantom shares equal to the aggregate amount of dividends the director would receive if the director’s phantom shares were actual shares of Common Stock, divided by the Common Stock’s then current fair market value. These dividend equivalent phantom shares will also be vested upon grant.
      When an outside director leaves the Board, we will issue to the director one share of our Common Stock for each whole phantom share awarded to the director under the Plan, plus cash for any fractional phantom share based on the then current fair market value of the Common Stock.

Stock-Settled Stock Appreciation Rights
      The Board also believes that the flexibility to grant SARs under the Plan would be beneficial in light of their accounting treatment, which under new accounting rules will be equivalent to the treatment of stock options, and their slower rate of dilution. Accordingly, the Board proposes to add to the Plan the ability to grant SARs.
      All SARs granted under the Plan must have an exercise price that is not less than the fair market value of the Common Stock on the date immediately preceding the date of grant. Upon exercise, each SAR will be settled in shares of the Common Stock. This means that upon the exercise of a SAR, the exercising participant will receive shares of Common Stock equal in value to the excess of the fair market value of the Common Stock on the date of exercise over the exercise price of the SAR. The Compensation Committee will have the discretion to set other terms and conditions of SARs granted under the Plan.

Amendments Resulting from New Deferred Compensation Rules
      Under a new federal law enacted in 2004, plans and arrangements for the deferral of certain types of compensation payable to an entity’s directors, employees and independent contractors must adhere to specified rules in order for the recipients to avoid burdensome tax requirements. The additional changes to the Plan reflected in the proposed amendment and restatement are intended to bring it into compliance with the new deferred compensation rules.

      In general, these changes limit the amount of discretion the Compensation Committee can exercise under the Plan:

•	Awards granted under the Plan to employees in units or phantom stock, the value of which is based in whole or in part on the value of the Common Stock, must comply with the new rules to the extent the new rules apply;

•	The Compensation Committee will no longer have the ability to permit the further deferral of awards under the Plan, or to permit participants to receive or accrue dividends and other distributions with respect to outstanding awards, in each case except in accordance with the new rules to the extent they apply;

•	The Committee’s discretion with respect to the effect on outstanding awards of a participant’s termination of employment, leave of absence or other change in employment status may only be exercised in accordance with the new rules, to the extent they apply; and

•	In the event of a change in control, all options will still vest immediately, but the Committee’s discretion to make other changes with respect to outstanding awards under the Plan may only be exercised in accordance with the new rules, to the extent they apply.
Other General Provisions of the Plan

Participants
      Awards under the Plan may be made to any salaried, full-time employee of the Company or any of its majority-owned subsidiaries. Ninety full-time employees, including all of our executive officers, received awards under the Plan in 2004. In addition, as described above, if our shareholders approve the amendment and restatement, phantom shares will be awarded to our outside directors. We currently have six outside directors on the Board.

Plan Administration
      The Plan is administered by the Compensation Committee. The Compensation Committee is comprised of three directors who the Board has determined are “independent directors,” as that term is defined by the listing standards of the New York Stock Exchange. The Committee has full power and authority to interpret and administer the Plan, and its decisions and interpretations are conclusive and binding.
      The Committee may delegate to senior officers the authority to make awards with respect to not more than 10% of the shares authorized under the Plan, except that only the Committee may make awards to Plan participants who are subject to Section 16 of the Securities Exchange Act.

Shares Subject to Plan
      A maximum of 3,600,000 shares of Common Stock are authorized for delivery under the Plan. As of March 15, 2005, 1,715,333 shares have been issued under the Plan and 1,543,177 shares remain available for delivery. The maximum number of shares of Common Stock that may be issued as incentive stock options is 1,000,000; the maximum number of shares of Common Stock that may be issued as restricted awards is 150,000; and the maximum number of shares of Common Stock that may be issued as performance share awards and other awards is 1,000,000. No individual may receive awards for more than 500,000 shares in any calendar year.
      For purposes of calculating the number of shares of Common Stock available for delivery, the following rules apply:

•	The grant of a performance share award or other unit or phantom share award is deemed to be equal to the maximum number of shares of Common Stock issuable under the award;

•	If the value of an award is variable on the date it is granted, the value is deemed to be the maximum possible under the award;

•	If a participant pays the exercise price of any stock option granted under the Plan by tendering shares of Common Stock to the Company, only the number of shares issued net of the number tendered is deemed delivered; and

•	Any shares of Common Stock that are not issued or are returned to the Company, for example because awards have been forfeited, expired, canceled, or withheld to satisfy tax withholding obligations, are again available for awards under the Plan.

Stock Options
      Under the Plan, the Compensation Committee may grant options to purchase Common Stock at not less than fair market value on the date immediately preceding the date of grant. For purposes of the Plan, the “fair market value” of a share of Common Stock is the mean of the high and low prices as of 4:00 p.m. (New York, New York Time), as reported on the New York Stock Exchange. These options may or may not qualify as incentive stock options under the Internal Revenue Code. The federal income tax treatment of incentive stock options is generally more favorable to optionees than the treatment accorded other options. At the same time, it is less favorable to the Company because the Company generally will not receive a tax deduction with respect to these options. (See “— Federal Income Tax Treatment” below.) Under current law, the maximum amount of incentive stock options that may be granted to an individual that are exercisable for the first time during any calendar year may not exceed $100,000 in aggregate fair market value.
      The Plan provides that, subject to certain limitations with respect to the price and term of stock options and rights upon termination of employment, discussed below, the Compensation Committee will have the authority in its discretion to specify all other terms and conditions relating to options granted under the Plan. The Compensation Committee may, in its discretion, grant options to the officers and other salaried, full-time employees of the Company or its subsidiaries (including directors who are also officers or employees, but not non-employee directors). The Compensation Committee may also determine at the time of the grant the term of each option, which may not exceed seven years from the date of grant, and may permit payment upon exercise to be made in Common Stock owned by the optionee, valued at the fair market value on the date of exercise, or other acceptable form of consideration equal in value to the option price.

Performance Share Awards
      The Compensation Committee may award performance shares under the Plan that are contingent upon the attainment of performance objectives. The Plan provides that the criteria for which performance objectives may be set are net income, pre-tax income, consolidated operating income, segment operating income, return on equity, operating income return on net capital employed, return on assets, cash flow (with or without regard to asbestos), working capital, share appreciation, total shareholder return, total business return (calculated utilizing earnings before interest, taxes, depreciation and amortization and cash flow) and earnings per share of common stock. Performance share awards can be made in the form of phantom shares or Common Stock, as the Compensation Committee determines.

Restricted Share Awards
      The Compensation Committee may award restricted shares under the Plan, subject to conditions, if any, established by the Compensation Committee. These conditions may include continued service with the Company or its subsidiaries. The Plan provides that restricted share awards that are conditioned upon continued employment should generally require continued employment for a minimum period of three years following the award.

Other Awards to Employees
      The Plan permits the Compensation Committee to make other types of awards to employees, the value of which are based in whole or in part on the value of Common Stock, in lieu of making such awards in Common Stock. These potential awards include stock units, phantom shares and SARs. The Compensation Committee may provide for these awards to be paid in cash, in Common Stock, or in a combination of both cash and

Common Stock (except that SARs may be paid only in Common Stock), and may establish the other terms and conditions of these awards.

Term of the Plan
      No awards may be granted under the Plan after May 22, 2012.

Miscellaneous
      The Compensation Committee has discretion to make any provisions it deems appropriate regarding the effect a participant’s termination of employment will have on the participant’s outstanding awards under the Plan, and to make such rules and determinations as it deems appropriate in connection with a participant’s leave of absence or other change in employment status.
      The Compensation Committee may require that any federal, state or local withholding tax requirements be satisfied by withholding shares of Common Stock.
      Options and other awards granted under the Plan will not be transferable other than by will or the laws of descent and distribution, or as the Compensation Committee approves.
      The Plan does not permit “repricing” of stock options except in the case of a change in corporate capitalization. If there is a change in the Company’s capitalization, such as a stock split, merger or spin-off, the Compensation Committee may adjust the number, kind and option price of shares subject to outstanding options and stock appreciation rights and the number and kind of shares subject to other awards, or may make other appropriate adjustments or substitutions, in each case to preserve to the participants the value of outstanding awards.
      In the event of a change in control of the Company, all stock options will become immediately exercisable, and will remain exercisable for two years (or, if sooner, until such time as the options expire by their terms). In addition, the Compensation Committee may make such other provisions with respect to outstanding Plan awards as it deems appropriate. A “change in control” generally is deemed to have occurred if:

•	any person, entity or group becomes the beneficial owner of 20% or more of either the Common Stock or the combined voting power of our outstanding securities (subject to certain exceptions);

•	there has been a change in the majority of the Company’s directors that has not otherwise been approved by the directors;

•	a corporate reorganization occurs where our existing shareholders do not retain more than 70% of the outstanding common stock and combined voting power of the surviving entity in substantially the same proportions as their prior ownership; or

•	the Company is liquidated or dissolved, or substantially all of its assets are sold (other than to a company more than 70% of the outstanding common stock and combined voting power of which is held by the shareholders of the Company, in substantially the same proportions as their holdings of Company securities prior to the sale).
      The Board may amend the Plan in its discretion, except that no amendment that increases the number of shares of stock subject to the Plan may be made without the approval of our shareholders. In addition, no amendment may adversely affect any rights or obligations with respect to awards previously made unless the action is taken in order to comply with applicable law, stock exchange rules or accounting rules.

Federal Income Tax Treatment
      The following is a general summary of the current federal income tax consequences of the granting and exercise of stock options and of awards of Common Stock (including both performance shares and restricted stock), phantom stock, stock units and SARs under the Plan. It does not attempt to describe all possible federal or other tax consequences of participation in the Plan. Furthermore, the tax consequences of awards made under the Plan are complex and subject to change, and some variation of the described rules may be applicable to any particular participant’s tax situation. The summary assumes in each case that there will no violation of the new deferred compensation rules mentioned above, which would subject the affected participants to immediate taxation and penalties on unvested awards.
      Incentive Stock Options. An employee who is granted an incentive stock option under the Plan will not be subject to federal income tax upon the grant or exercise of the option. However, upon the exercise of an incentive stock option, the difference between the exercise price for the option and its fair market value on the date of exercise, which is commonly referred to as the spread, is a tax preference item that must be taken into account in determining the employee’s alternative minimum tax. If the employee disposes of the shares in the same year the option was exercised, there are no alternative minimum tax implications. Generally, the employee can recover any alternative minimum tax liability paid as a credit against ordinary income taxes owed in future years.
      In the event of a sale of the shares received upon exercise of an incentive stock option after two years from the date of grant and one year after the date of exercise (which we refer to as the “Holding Period”), any appreciation of the shares received above the exercise price should be a capital gain. The current tax rate applicable to long-term capital gains is 20 percent. If the shares acquired are held for more than five years, however, the long-term capital gains rate drops to 18%.
      The Company will not be entitled to a tax deduction with respect to the grant or exercise of an incentive stock option, or with respect to any disposition of such shares after the Holding Period. However, if shares acquired pursuant to the exercise of an incentive stock option are sold by the employee before the end of the Holding Period, any gain on the sale will be ordinary income for the taxable year in which the sale occurs. Income will be realized only to the extent the amount received upon sale exceeds the employee’s adjusted basis for the stock. The Company will be entitled to a tax deduction in the amount of the ordinary income realized by the employee.
      Non-incentive Stock Options. An employee who is granted a stock option under the Plan that is not an incentive stock option will not be subject to federal income tax upon the grant of the option and the Company will not be entitled to a tax deduction by reason of such grant. Upon exercise of a non-incentive stock option, the spread or excess of the fair market value of the shares on the exercise date over the option price, will be considered compensation taxable as ordinary income to the employee. Because it is treated as compensation, the spread is subject to withholding of applicable payroll taxes. The Company may claim a tax deduction in the amount of the taxable compensation realized by the employee.
      Common Stock Awards. Common Stock awards made without restrictions are subject to federal tax to the recipient and are deductible to the Company. Stock awards with restrictions (including both performance shares and restricted stock) will not be subject to federal tax upon grant and the Company will not be entitled to a tax deduction upon grant. When the restrictions lapse, the fair market value of shares free of restrictions will be considered compensation taxable as ordinary income to the employee and the Company may claim a tax deduction at the same time in the same amount.
      Phantom Stock, Stock Unit Awards and SARs. A director or employee who is granted a phantom share, stock unit or SAR award under the Plan will not be subject to federal tax upon the grant of the award and the Company will not be entitled to a tax deduction by reason of such grant. However, when Common Stock or cash is delivered to the participant pursuant to such an award, the participant will recognize ordinary income equal to the fair market value of the shares or cash delivered under the award, and the Company may claim a tax deduction at the same time in the same amount.
Vote Required
      The proposed amendment and restatement of the Amended and Restated 2002 Equity Compensation Plan will be approved if more votes are cast “for” approval than are cast “against” it at the Annual Meeting, so long as the number of votes cast represents greater than 50% of the number of all shares entitled to vote on the proposal. Abstentions and broker non-votes will not be cast “for” or “against” approval of the Plan and therefore may have a negative effect on the vote.
      The Board of Directors recommends that you vote FOR approval of the amendment and restatement of our Amended and Restated 2002 Equity Compensation Plan.
OTHER MATTERS
      The Board knows of no other matters that may properly be presented to the meeting, but if other matters do properly come before the meeting, it is intended that the persons named in the proxy will vote according to their best judgment.
SHAREHOLDER PROPOSALS
      Under our bylaws, any shareholder entitled to vote at the Annual Meeting of Shareholders may nominate a person for election to our Board of Directors or bring other business before the meeting if the shareholder provides written notice to, and such notice is received by, the Secretary of the Company generally not less than 90 nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting. If the date of the meeting is moved up by more than 30 days or delayed by more than 60 days from the anniversary date, however, notice is timely provided if it is delivered not earlier than the 120th day prior to the date of the meeting and not later than the close of business on the 90th day prior to the meeting, or the tenth day after the day on which the meeting is first publicly announced, whichever is later.
      In accordance with the Company’s bylaws, if any shareholder wished to make a nomination to the Board or bring other business before this meeting, the notice must have been received between January 6, 2005 and February 5, 2005.
      We have not been timely notified of any additional business to be presented at this meeting. This notice requirement applies to matters being brought before the meeting for a vote. Shareholders may ask appropriate questions at the meeting without having to comply with the notice provisions.
      Any shareholder who intends to present a proposal for consideration at our 2006 Annual Meeting of Shareholders must ensure that the proposal is received by the Secretary of the Company not later than February 9, 2006 (unless we move the meeting up by more than 30 days or delay it by more than 60 days from May  10, 2006). Each notice must include:

•	a brief description of each proposed matter of business and the reasons for conducting such business at the annual meeting;

•	the name and address of the shareholder proposing such business as well as any other shareholders believed to be supporting such proposal;

•	the number of shares of each class of the Company stock owned by such shareholders; and

•	any material interest of such shareholders in such proposal.
      If the notice contains a nomination to the Board of Directors, it must also contain the following information:

•	The name and address of the person or persons to be nominated;

•	A representation that the shareholder intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice;

•	a description of all arrangements or understandings to make the nomination between the shareholder and each nominee and any other person or persons (naming such person or persons);

•	all other information regarding each nominee that would be required to be included in a proxy statement if the nominee had been nominated by the Board; and

•	the written consent of each nominee to serve as a director if elected.
      In addition, any shareholder proposal intended to be included in the Company’s proxy statement for the 2006 Annual Meeting of Shareholders must be received at the Company’s offices at 5605 Carnegie Boulevard, Suite 500, Charlotte, North Carolina 28209, Attention: Secretary, on or before November 29, 2005. Applicable rules of the SEC govern the submission of shareholder proposals and the Company’s consideration of them for inclusion in the proxy statement and form of proxy for the 2006 Annual Meeting of Shareholders.
      We suggest that notice of all shareholder proposals be sent by certified mail, return receipt requested.

By Order of the Board of Directors

Richard L. Magee
Secretary
Dated March 29, 2005
PLEASE DATE, SIGN AND MAIL YOUR PROXY CARD

APPENDIX A
ENPRO INDUSTRIES, INC.
2002 EQUITY COMPENSATION PLAN
(2005 AMENDMENT AND RESTATEMENT)
      1. Purpose. The purpose of this Plan is to promote the interests of the shareholders by providing stock-based incentives to selected employees and non-management directors to align their interests with shareholders and to motivate them to put forth maximum efforts toward the continued growth, profitability and success of EnPro Industries, Inc. (the “Company”). In furtherance of this objective, stock options, performance shares, restricted shares, phantom shares, common stock of the Company (“Common Stock”), and/or other incentive awards may be granted to selected employees in accordance with the provisions of this Plan.
      This amendment and restatement of the Plan also provides for awards to members of the Board of Directors of the Company and any subsidiary corporation of which more than 50% of the voting stock is owned by the Company, excluding directors who are employees or former employees of the Company or its subsidiaries within five years after their termination of employment (“Outside Directors”). The awards to Outside Directors are in the form of phantom shares to be settled in shares of Common Stock. The awards of phantom shares to Outside Directors under this amendment and restatement of the Plan replace awards that would have otherwise been granted under the EnPro Industries, Inc. Outside Directors’ Phantom Shares Plan (the “Phantom Shares Plan”), and upon this amendment and restatement of the Plan becoming effective, no further awards shall be made under the Phantom Shares Plan (although any outstanding awards under the Phantom Shares Plan shall continue to be administered and paid in accordance with, and subject to, the terms and conditions of the Phantom Shares Plan).
      This amendment and restatement of the Plan is subject to the approval of the shareholders of the Company, and shall be effective as of the date on which it is approved by the shareholders of the Company.
      2. Administration. This Plan is to be administered by the Compensation and Human Resources Committee or any successor committee (the “Committee”) of the Board of Directors of the Company (the “Board”). The Committee shall consist of at least three members who shall qualify as “independent directors,” as that term is defined under the listing standards of any national securities exchange or securities market on which the Common Stock is then listed or traded. The Committee shall have full power and authority to construe, interpret and administer this Plan. All decisions, actions or interpretations of the Committee shall be final, conclusive and binding on all parties.
      The Committee may delegate to the Chief Executive Officer and to other senior officers of the Company the authority to make awards under this Plan with respect to not more than ten percent of the shares authorized under this Plan, pursuant to such conditions and limitations as the Committee may establish, except that only the Committee may make awards to participants who are subject to Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
      3. Shares Available For This Plan. Subject to Section 17 hereof, the maximum number of shares of Common Stock that shall be available for delivery pursuant to the provisions of this Plan shall be equal to 3,600,000 shares of Common Stock.
      For purposes of calculating the number of shares of Common Stock available for delivery under this Plan, (i) the grant of a Performance Share Award (as defined in Section 8) or other unit or phantom share award shall be deemed to be equal to the maximum number of shares of Common Stock that may be issued under the award and (ii) where the value of an award is variable on the date it is granted, the value shall be deemed to be the maximum limitation of the award. Awards payable solely in cash will not reduce the number of shares of Common Stock available for awards granted under this Plan.
      If the exercise price of any stock option granted under this Plan is satisfied by tendering shares of Common Stock to the Company (by either actual delivery or by attestation), only the number of shares of

Common Stock issued net of the shares of Common Stock tendered shall be deemed delivered for purposes of determining the maximum number of shares of Common Stock available for delivery under this Plan.
      Any shares awarded under this Plan that are not issued or otherwise are returned to the Company, whether because awards have been forfeited, lapsed, expired, been canceled, withheld to satisfy withholding tax obligations or otherwise, shall again be available for other awards under this Plan.
      4. Limitation on Awards. Subject to Section 17 hereof, (a) no individual employee may receive awards under this Plan with respect to more than 500,000 shares in any calendar year, (b) the maximum number of shares of Common Stock that may be issued pursuant to options designated as Incentive Stock Options (as defined in Section 7) shall be 1,000,000 shares, (c) the maximum number of shares of Common Stock that may be issued pursuant to Performance Share Awards (as defined in Section 8) and Other Awards (as defined in Section 11) shall be 1,000,000 shares, and (d) the maximum number of shares of Common Stock that may be issued pursuant to Restricted Share Awards (as defined in Section 10) shall be 150,000 shares.
      5. Term. No awards may be granted under this Plan after May 22, 2012.
      6. Eligibility. Awards under this Plan may be made to any salaried, full-time employee of the Company or any subsidiary corporation of which more than 50% of the voting stock is owned by the Company, and to Outside Directors, as provided in Section 12. Except as provided in Section 12, directors who are not full-time employees are not eligible to participate.
      7. Stock Options. The Committee may, in its discretion, from time to time grant to eligible employees options to purchase Common Stock, at a price not less than 100% of the fair market value of the Common Stock on the date immediately preceding the date of grant (the “option price”), subject to the conditions set forth in this Plan. Notwithstanding Section 28 hereof, in no event may the Committee reduce the option price of any stock option grant after it is made, except in connection with a Corporate Reorganization (as defined in Section 17), nor may the Committee agree to exchange a new lower priced option for an outstanding higher priced option.
      The Committee, at the time of granting to any employee an option to purchase shares under this Plan, shall fix the terms and conditions upon which such option may be exercised, and may designate options as incentive stock options (“Incentive Stock Options”) pursuant to Section 422 of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”) or any other statutory stock option that may be permitted under the Internal Revenue Code from time to time, provided, however that (i) the date on which such options shall expire, if not exercised, may not be later than ten years after the date of grant of the option, (ii) the terms and conditions of Incentive Stock Options must be in accordance with the qualification requirements of the Internal Revenue Code and (iii) the provisions of any other statutory stock option permitted under the Internal Revenue Code must be consistent with applicable Internal Revenue Code requirements.
      Within the foregoing limitations, the Committee shall have the authority in its discretion to specify all other terms and conditions relating to stock options, including but not limited to provisions for the exercise of options in installments, the time limits during which options may be exercised, and in lieu of payment in cash, the exercise in whole or in part of options by tendering Common Stock owned by the employee, valued at the fair market value on the date of exercise or other acceptable forms of consideration equal in value to the option price. The Committee may, in its discretion, issue rules or conditions with respect to utilization of Common Stock for all or part of the option price, including limitations on the pyramiding of shares.
      8. Performance Share Awards. The Committee may make awards (“Performance Share Awards”) in Common Stock or phantom shares subject to conditions established by the Committee that may include attainment of specific Performance Objectives (as defined below). Performance Share Awards may include the awarding of additional shares upon attainment of the specified Performance Objectives. Any Restricted Share Award which is conditioned upon attainment of specific Performance Objectives shall have a minimum performance period of one year, except in the case of death, disability or retirement and except as otherwise provided pursuant to Section 26.

      9. Performance Objectives. Performance objectives that may be used under this Plan include Net Income, Pretax Income, Consolidated Operating Income, Segment Operating Income, Return on Equity, Operating Income Return on Net Capital Employed, Return on Assets, Cash Flow (with or without regard to asbestos), Working Capital, Share Appreciation, Total Shareholder Return, Total Business Return (calculated utilizing Earnings Before Interest, Taxes, Depreciation and Amortization and cash flow) and Earnings Per Share of Common Stock of the Company (the “Performance Objectives”).
      10. Restricted Shares. The Committee may make awards in Common Stock subject to conditions, if any, established by the Committee which may include continued service with the Company or its subsidiaries (“Restricted Share Awards”). Any Restricted Share Award which is conditioned upon continued employment shall be conditioned upon continued employment for a minimum period of three years following the award, except in the case of death, disability or retirement and except as otherwise provided pursuant to Section 26.
      11. Other Awards. The Committee may make awards to employees authorized under this Plan in units, phantom shares or stock appreciation rights, the value of which is based, in whole or in part, on the value of Common Stock, in lieu of making such awards in Common Stock (“Other Awards”). The Committee may provide for Other Awards to be paid in cash, in Common Stock, or in a combination of both cash and Common Stock, and may establish such other terms and conditions as in its discretion it deems appropriate, provided that (i) each stock appreciation right must have an exercise price at least equal to the fair market value of a share of Common Stock on the date preceding the date of grant, (ii) each stock appreciation right may be settled only in Common Stock, and (iii) no such terms and conditions may cause this Plan or any Other Award to fail to meet the requirements of Internal Revenue Code § 409A(a)(2), (3) or (4) or to violate § 409A(b).
      12. Awards of Phantom Shares to Outside Directors.
      (a) Annual Awards. Outside Directors shall receive an annual grant of phantom shares on each “Grant Date” (as defined below) equal in value to $25,000 (based on the fair market value of the Company’s Common Stock as of the date immediately preceding the applicable Grant Date). Such grants shall take place at the first meeting of the Board of Directors each year or, if earlier, the date in each year when stock options or Performance Share Awards are granted to the Company’s management (the “Grant Date”). Outside Directors shall receive annual grants commencing in the year following their election to the Board and continue through their tenth year of service as a Director. For Outside Directors first elected to the Board of Directors following the effective date of this amended and restated Plan, such Outside Directors shall also receive upon their initial election to the Board of Directors a one-time grant of Phantom Shares equal in value to $30,000 (based on the fair market value of the Company’s Common Stock as of such date of initial election to the Board of Directors).
      (b) Dividend Equivalents on Awards. Dividend equivalents will be accrued on all phantom shares granted under this Section 12. Upon the payment date of each dividend declared on the Company’s Common Stock, that number of additional phantom shares will be credited to each Outside Director’s award which has an equivalent fair market value to the aggregate amount of dividends which would be paid if the number of the Outside Director’s phantom shares were actual shares of the Common Stock. Dividend equivalents shall be vested at the time the dividend is paid.
      (c) Vesting. Phantom shares granted under this Section 12 shall be fully vested upon granting.
      (d) Payment. Upon termination of service of an Outside Director as a member of the Board of Directors (the “termination date”), the Company shall pay to the Outside Director all Phantom Shares credited to the Outside Director on the termination date in the form of one share of Common Stock for each whole phantom share, with cash for any fractional phantom share based on the fair market value of the Common Stock on the applicable date. The shares of Common Stock shall be paid and delivered as soon as administratively practicable after the termination date.
      13. Deferred Awards. The Committee may permit recipients of awards to elect to defer receipt of such awards, either in cash or in Common Stock, under such terms and conditions that the Committee may prescribe; provided, however, that the Committee may permit recipients to elect to defer receipt of awards hereunder only to the extent that such deferral would not cause this Plan or such awards to fail to meet the requirements of Internal Revenue Code § 409A(a)(2), (3) or (4), to the extent applicable. The Committee may authorize the Company to establish various trusts or make other arrangements, in each case located in the United States, with respect to any deferred awards, provided that no such trust or arrangement may provide for assets to become restricted to the provision of deferred awards in connection with a change in the financial health of the Company or any of its subsidiaries.
      14. Fair Market Value. For all purposes of this Plan the fair market value of a share of Common Stock shall be the mean of the high and low prices of Common Stock on the relevant date (as of 4:00 P.M. New York, New York Time) as reported on the New York Stock Exchange — Composite Transactions listing (or similar report), or, if no sale was made on such date, then on the next preceding day on which such a sale was made.
      15. Termination of Employment. The Committee may make such provisions as it, in its sole discretion, may deem appropriate with respect to the effect, if any, the termination of employment will have on any grants or awards under this Plan; provided, however, that no such provisions may cause this Plan or any grants or awards hereunder to fail to meet the requirements of Internal Revenue Code § 409A(a)(2), (3) or (4) or to violate § 409A(b), to the extent applicable.
      16. Assignability. Options and other awards granted under this Plan shall not be transferable by the grantee other than by will or the laws of descent and distribution or by such other means as the Committee may approve from time to time.
      17. Corporate Reorganization. In the event of any change in corporate capitalization (including, but not limited to, a change in the number of shares of Common Stock outstanding), such as a stock split or a corporate transaction, such as any merger, consolidation, separation, including a spin-off, or other distribution of stock or property of the Company, any reorganization (whether or not such reorganization comes within the definition of such term in Section 368 of the Internal Revenue Code) or any partial or complete liquidation of the Company (a “Corporate Reorganization”), the Committee or the Board may make such substitution or adjustments in the aggregate number and kind of shares reserved for issuance under this Plan, and the maximum limitation on the number of awards that may be granted to any participant, in the number, kind and option price of shares subject to outstanding stock options or in the number and kind of shares subject to other outstanding awards granted under this Plan, and/or such other equitable substitution or adjustments as it may determine to be appropriate in its sole discretion, for the purpose of preserving to the participants the value of grants or awards previously made under this Plan; provided, however, that the number of shares subject to any award shall always be a whole number.
      18. Committee’s Determination. The Committee’s determinations under this Plan including without limitation, determinations of the employees to receive awards or grants, the form, amount and timing of such awards or grants, the terms and provisions of such awards or grants and the agreements evidencing same, and the establishment of Performance Objectives need not be uniform and may be made by the Committee selectively among employees who receive, or are eligible to receive awards or grants under this Plan whether or not such employees are similarly situated. The Committee may, with the consent of the participant, modify any determination it previously made.
      19. Leave of Absence or Other Change in Employment Status. The Committee shall be entitled to determine whether any leave of absence taken by an employee or other change in employment status, such as a change from full time employment to a consulting relationship, shall constitute a termination of employment within the meaning of this Plan and shall further be entitled to make such rules, regulations and determinations as it deems appropriate under this Plan in respect of any such leave of absence or other change in employment status relative to any grant or award. Notwithstanding the foregoing, no such determination, rule or regulation by the Committee may cause this Plan or any grant or award hereunder to fail to meet the requirements of Internal Revenue Code §409A(a)(2), (3) or (4) or to violate §409A(b), to the extent applicable.

      20. Withholding Taxes. The Committee or its designee shall have the right to determine the amount of any Federal, state or local required withholding tax, and may require that any such required withholding tax be satisfied by withholding shares of Common Stock or other amounts which would otherwise be payable under this Plan.
      21. Retention of Shares. If shares of Common Stock are awarded subject to attainment of Performance Objectives, continued service with the Company or other conditions, the shares may be registered in the employees’ names when initially awarded, but possession of certificates for the shares shall be retained by the Secretary of the Company for the benefit of the employees, or shares may be registered in book entry form only, in both cases subject to the terms of this Plan and the conditions of the particular awards.
      22. Dividends and Voting. Subject to Section 12(b), the Committee may permit each participant to receive or accrue dividends and other distributions made with respect to awards under this Plan under such terms and conditions as in its discretion it deems appropriate, provided that such receipt or accrual does not cause this Plan or any award hereunder to fail to meet the requirements of Internal Revenue Code § 409A(a)(2), (3) or (4), to the extent applicable. With respect to shares actually issued, the Committee under such terms and conditions as in its discretion it deems appropriate, may permit the participant to vote or execute proxies with respect to such registered shares.
      23. Forfeiture of Awards. Any awards or parts thereof made under this Plan which are subject to Performance Objectives or other conditions which are not satisfied, shall be forfeited.
      24. Continued Employment. Nothing in this Plan or in any agreement entered into pursuant to this Plan shall confer upon any employee the right to continue in the employment of the Company or affect any right which the Company may have to terminate the employment of such employee.
      25. Change in Control. For purposes of this Plan, a “Change in Control” shall mean:

(i) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act), of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (A) the then outstanding shares of Common Stock (the “Outstanding Company Common Stock”) or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that the following acquisitions shall not constitute a Change in Control: (A) any acquisition directly from the Company (other than by exercise of a conversion privilege), (B) any acquisition by the Company or any of its subsidiaries, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its subsidiaries or (D) any acquisition by any company with respect to which, following such acquisition, more than 70% of, respectively, the then outstanding shares of common stock of such company and the combined voting power of the then outstanding voting securities of such company entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such acquisition in substantially the same proportions as their ownership, solely in their capacity as shareholders of the Company, immediately prior to such acquisition, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be; or

(ii) individuals who, as of the Effective Date, constitute the Board (the “Incumbent Board”), cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest; or

(iii) consummation of a reorganization, merger or consolidation, in each case, with respect to which all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the

Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such reorganization, merger or consolidation, do not, following such reorganization, merger or consolidation, beneficially own, directly or indirectly, solely in their capacity as shareholders of the Company, more than 70% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the company resulting from such reorganization, merger or consolidation in substantially the same proportions as their ownership, immediately prior to such reorganization, merger or consolidation of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be; or

(iv) consummation of (A) a complete liquidation or dissolution of the Company or (B) a sale or other disposition of all or substantially all of the assets of the Company, other than to a company, with respect to which following such sale or other disposition, more than 70% of, respectively, the then outstanding shares of common stock of such company and the combined voting power of the then outstanding voting securities of such company to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities, solely in their capacity as shareholders of the Company, who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such sale or other disposition in substantially the same proportion as their ownership, immediately prior to such sale or other disposition, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be.

      26. Effect of Change in Control. In the event of a Change in Control, options that are not then exercisable shall become immediately exercisable, and, notwithstanding any other provisions of this Plan or any award agreement, shall remain exercisable for no less than the shorter of (i) two years or (ii) the remainder of the full term of the option. The Committee may make such provision with respect to other awards under this Plan as it deems appropriate in its discretion, provided that no such provision may cause this Plan or any award hereunder to fail to meet the requirements of Internal Revenue Code § 409A(a)(2), (3) or (4) or to violate § 409A(b), to the extent applicable.
      27. Compliance with Laws and Regulations. Notwithstanding any other provisions of this Plan, the issuance or delivery of any shares may be postponed for such period as may be required to comply with any applicable requirements of any national securities exchange or any requirements under any other law or regulation applicable to the issuance or delivery of such shares, and the Company shall not be obligated to issue or deliver any such shares if the issuance or delivery thereof shall constitute a violation of any provision of any law or any regulation of any governmental authority, whether foreign or domestic, or any national securities exchange.
      28. Amendment. The Board of Directors of the Company may alter or amend this Plan, in whole or in part, from time to time, or terminate this Plan at any time; provided, however, that no such action shall adversely affect any rights or obligations with respect to awards previously made under this Plan unless the action is taken in order to comply with applicable law, stock exchange rules or accounting rules; and, provided, further, that no amendment which has the effect of increasing the number of shares subject to this Plan (other than in connection with a Corporate Reorganization) shall be made without the approval of the Company’s shareholders.

Annual Meeting of
Shareholders

Tuesday, May 10, 2005, 11:00 a.m.

Hyatt Charlotte at South Park
5501 Carnegie Blvd.
Charlotte, North Carolina

You can submit your proxy by mail, by telephone or through the internet.
Please use only one of the three response methods.

BY MAIL	BY TELEPHONE	THROUGH THE INTERNET
Mark, sign and date your proxy card and return it in the enclosed envelope to: Wachovia Bank, N.A. Attn: Proxy Tabulation NC-1153 P.O. Box 217950 Charlotte, NC 28254-3555	(Available only until 12:00 pm EDST
on May 9, 2005)
Call toll free 1-866-252-6916 on
any touch-tone telephone to authorize
the voting of your shares. You may
call 24 hours a day, 7 days a week.
You will be prompted to follow
simple instructions.	(Available only until 12:00 pm EDST
on May 9, 2005)
Access the website at
https://www.proxyvotenow.com/npo
to authorize the voting of your shares. You
may access the site 24 hours a day, 7 days a
week. You will be prompted to follow
simple instructions.

IF YOU WANT TO RECEIVE YOUR PROXY MATERIALS ELECTRONICALLY IN THE FUTURE, PLEASE VOTE YOUR SHARES AND SIGN UP FOR ELECTRONIC DELIVERY THROUGH THE INTERNET

If you vote by telephone or by internet, please DO NOT mail back this proxy card.

— FOLD AND DETACH HERE —

☒	Please mark your votes as in this example.

This proxy, when properly executed, will be voted as directed by the undersigned shareholder(s). If no direction is made, this proxy will be voted FOR the nominees listed below, and FOR proposals 2 and 3, or if the card constitutes voting instructions to a savings plan trustee, the trustee will vote as described in the proxy statement.

The Board of Directors recommends that you vote FOR the nominees listed below and FOR proposals 2 and 3.

	FOR	WITHHELD FROM ALL	NOMINEES:			FOR	AGAINST	ABSTAIN
1. Election of Directors:	☐	☐	(01) William R. Holland	2.	Ratify the selection of	☐	☐	☐
			(02) Ernest F. Schaub		PricewaterhouseCoopers LLP as our
			(03) J.P. Bolduc		independent auditors for 2005
(04) Peter C. Browning
*Except vote withheld from the			(05) Joe T. Ford	3.	Consider and act upon a proposal to	☐	☐	☐
following nominee(s):			(06) James H. Hance, Jr.		amend the Company’s Amended and
			(07) Gordon D. Harnett		Restated 2002 Equity Compensation Plan

Change of Address/
comments on reverse
side ☐

Please sign exactly as name(s) appear on the reverse side. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

SIGNATURE(S)	DATE

Annual Meeting
of
Shareholders

Hyatt Charlotte at South Park
5501 Carnegie Blvd.
Charlotte, North Carolina

IMPORTANT NOTICE

YOUR VOTE IS IMPORTANT. PLEASE COMPLETE, VOTE, SIGN, DATE AND RETURN YOUR PROXY,
OR SUBMIT YOUR VOTE BY INTERNET OR BY TELEPHONE AS SOON AS POSSIBLE.

— FOLD AND DETACH HERE —

ENPRO INDUSTRIES, INC.

Proxy Solicited on Behalf of the Board of Directors for Annual Meeting of Shareholders May 10, 2005

The undersigned hereby appoint(s) Ernest F. Schaub and Richard L. Magee, and each of them singularly, attorneys with full power of substitution and revocation to each, for and in the name of the undersigned with all the powers the undersigned would possess if personally present, to vote the shares of the undersigned in EnPro Industries, Inc. Common Stock as indicated on the proposals referred to on the reverse side hereof at the annual meeting of its shareholders to be held May 10, 2005, and at any adjournments thereof, and in their or his discretion upon any other matter which may properly come before said meeting.

This card also constitutes your voting instructions for any and all shares held by Wachovia Bank, N.A. for your account and will be considered to be voting instructions to the plan trustee(s) with respect to shares held in accounts under the plans listed on page 1 of the proxy statement. If you are a participant under any of these plans, please vote your shares electronically or return your proxy no later than Thursday, May 5, 2005.

(Change of Address/Comments)

(If you have written in the above space, please mark the corresponding box on the reverse side of this card.)

SEE REVERSE
SIDE